SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

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COLUMBIA BANKING SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COLUMBIA BANKING SYSTEM, INC.

1301 “A” Street

Tacoma, Washington 98402

March 21, 2014

Dear Shareholder:

We are pleased to invite you to Columbia Banking System’s Annual Meeting of Shareholders. The meeting will be at 1:00 p.m. on Wednesday, April 23, 2014 at the Hotel Murano, located at 1320 Broadway Plaza, Tacoma, Washington 98402.

At the meeting, you and the other shareholders will be asked to (i) vote on the election of ten directors to the Columbia Board; (ii) approve a new equity plan; (iii) consider an advisory non-binding resolution on the compensation of Columbia’s executive officers, and (iv) to ratify the appointment of our independent registered public accounting firm for the 2014 fiscal year.

You also will have the opportunity to hear our management discuss the developments in our business and our industry in the past year and to ask questions. You will find additional information concerning Columbia and its operations, including its audited financial statements, in the enclosed Annual Report for the year ended December 31, 2013.

We hope that you can join us on April 23rd. Whether or not you plan to attend, please sign and return your proxy card as soon as possible. Your opinion and your vote are important to us. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend.

William T. Weyerhaeuser	Melanie J. Dressel
Chairman	President and CEO

COLUMBIA BANKING SYSTEM, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 23, 2014

TIME	1:00 p.m. on Wednesday, April 23, 2014

PLACE	Hotel Murano, 1320 Broadway Plaza Tacoma, Washington

ITEMS OF BUSINESS	(1)	To elect ten directors to serve on the Board until the 2015 Annual Meeting of Shareholders.

	(2)	To approve the 2014 Stock Option and Equity Compensation Plan.

	(3)	To vote on an advisory (non-binding) resolution, to approve the compensation of Columbia’s executive officers.

	(4)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

	(5)	To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a shareholder at the close of business on Monday, March 10, 2014.

VOTING BY PROXY	Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions in the proxy statement and on your enclosed proxy form.

By Order of the Board

Cathleen L. Dent
Secretary

This proxy statement and the accompanying proxy card are being distributed on or about

March 21, 2014

i

ii

COLUMBIA BANKING SYSTEM, INC.

1301 “A” Street

Tacoma, Washington 98402-4200

(253) 305-1900

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the 2014 Shareholder Meeting:

A copy of this Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2013 (the “2013 Annual Report”) is available at www.columbiabank.com.

The Columbia Board of Directors is soliciting proxies for this year’s Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

INFORMATION ABOUT THE MEETING

Annual Meeting Information

The Board set March 10, 2014 as the record date for the meeting (the “Record Date”). Shareholders who owned Columbia common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were 51,463,239 shares of Columbia common stock outstanding on the Record Date.

In this proxy statement, the terms “we,” “us” or “our” refer to Columbia Banking System, Inc.

Voting materials, which include this proxy statement and a proxy card together with the 2013 Annual Report, are being mailed to shareholders on or about March 21, 2014.

Majority Vote Standard in Uncontested Director Elections

Columbia’s Bylaws contain majority voting procedures for the election of directors in uncontested elections. In an uncontested election, nominees must receive more “for” than “against” votes to be elected as opposed to a simple plurality of the votes cast. The term of any director who does not receive a majority of votes cast in an election held under that standard terminates on the earliest to occur of: (i) 90 days after the date election results are certified; (ii) the date the director resigns; or (iii) the date the board of directors fills the position. The Bylaws further provide that an election is considered “contested,” and will be held under a plurality standard, if there are shareholder nominees for director pursuant to the advance notice provision in Section 1.17 of our Bylaws who are not withdrawn by the advance notice deadline set forth in that section.

GENERAL INFORMATION

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you own shares of Columbia common stock. This proxy statement describes issues on which we would like you to vote.

When you sign the proxy card you appoint William T. Weyerhaeuser and Melanie J. Dressel as your representatives at the meeting. Mr. Weyerhaeuser and Ms. Dressel will vote your shares at the meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the meeting.

Who is soliciting my proxy and who is paying the cost of solicitation?

Our Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2014 Annual Meeting. Certain directors, officers and employees of Columbia and its banking subsidiary, Columbia State Bank or its trust company subsidiary, West Coast Trust, may solicit proxies by mail, telephone, facsimile, or in person.

We will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of our common stock. However, management may, if it determines it necessary to obtain the requisite shareholder vote, retain the services of a proxy solicitation firm.

What am I voting on?

At the Annual Meeting you will be asked to vote on:

•	the election of ten directors to serve on the Board until the 2015 Annual Meeting of Shareholders or until their successors have been elected and have qualified;

•	the approval of the 2014 Stock Option and Equity Compensation Plan, which we refer to as the “2014 Equity Plan”;

•	the approval of an advisory (non-binding) resolution to approve the compensation of Columbia’s executive officers; and

•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2014.

Who is entitled to vote?

Only shareholders who owned Columbia common stock, either directly or beneficially, as of the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.

How do I vote?

In-Person Voting. You may vote your shares either in person at the Annual Meeting or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Internet Voting. For shares registered in your name, you may go to http://www.proxyvote.com to transmit a proxy to vote your shares by means of the Internet. You will be required to provide our number and the control number, both of which are contained on your proxy card. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and you will be prompted to submit or revise them as desired.

Telephone Voting. You may grant a proxy to vote your shares by telephone. The telephone voting procedures are designed to authenticate your identify, to allow you to grant a proxy to vote your shares, and to confirm that your instructions have been recorded properly. To vote by telephone, call 1-800-690-6903. Please see the instructions on the enclosed proxy card.

For shares registered in the name of a broker or bank. Most beneficial owners, whose stock is held in “street name,” receive instructions for granting proxies from their banks, brokers or other agents, rather than a proxy card. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares.

A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions Inc. that offers the means to grant proxies to vote shares over the telephone and Internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, you may grant a proxy to vote those shares by calling the telephone number shown on the instruction form received from your broker or bank.

General information for all shares voted via the Internet. We must receive votes submitted via the Internet by 11:59 p.m. EST on April 22, 2014. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

Can I revoke my proxy and/or change my vote after I return my proxy card?

Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Columbia’s Secretary either a notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, Mr. Weyerhaeuser and Ms. Dressel, as the persons named as proxy holders on the proxy card, will vote as recommended by the Board of Directors. The Board recommends a vote FOR the election of the nominated directors listed in this proxy statement, FOR the approval of the 2014 Equity Plan; FOR the approval of an advisory (non-binding) resolution to approve compensation of Columbia’s executive officers, and FOR the ratification of the independent registered public accounting firm for the fiscal year 2014.

If any other matters are considered at the meeting, Mr. Weyerhaeuser and Ms. Dressel will vote as recommended by the Board of Directors. If the Board does not give a recommendation, Mr. Weyerhaeuser and Ms. Dressel will have discretion to vote as they think best.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are registered in your name and you do not return your signed proxy card or do not vote in person at the Annual Meeting, your shares will not be voted.

If your shares are held in “street name” and you do not submit voting instructions to your broker, your broker may vote your shares at this meeting on the ratification of the appointment of the independent registered public accounting firm only. If no instructions are given with respect to the election of directors, approval of the 2014 Equity Plan or approval of the advisory (non-binding) resolution on executive compensation, your broker cannot vote your shares on these proposals.

How many votes are needed to hold the Annual Meeting?

A majority of Columbia’s outstanding shares as of the Record Date (a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if a shareholder is present and votes in person at the meeting or has properly submitted a proxy card. As of the Record Date for the Annual Meeting, 51,463,239 shares of Columbia common stock were outstanding and eligible to vote. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

What vote is required to elect directors?

A nominee for election to a position on the board of directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee (known as majority voting). You may vote For, Against, or Abstain from voting for the listed nominees. The following will not be votes cast and will have no effect on the election of any director nominee: (i) a share whose ballot is marked as abstain; (ii) a share otherwise present at the meeting but for which there is an abstention; and (iii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. Shareholders may not cumulate their votes in the election of directors.

What vote is required to approve the 2014 Equity Plan?

To approve the 2014 Equity Plan, we must receive the affirmative vote For the proposal by holders of a majority of the shares present in person or by proxy and voting on the proposal. You may vote For, Against or Abstain from approving the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

What vote is required to approve the advisory (non-binding) resolution on the compensation of Columbia’s executive officers?

The affirmative vote For by a majority of those shares present in person or by proxy and voting on this matter is required on the advisory (non-binding) resolution on the compensation of Columbia’s executive officers. You may vote For, Against or Abstain from approving the advisory (non-binding) resolution to approve executive compensation. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

What vote is required to ratify the appointment of the independent registered public accountants?

The proposal to ratify the appointment of Deloitte & Touche LLP as Columbia’s independent registered public accounting firm will be adopted if a majority of the votes present in person or by proxy and voting on this matter are cast For the proposal. You may vote For, Against or Abstain from approving the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Can I vote on other matters?

We have not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and our Board does not know of any other matters to be brought before the Annual Meeting.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website at www.columbiabank.com, the SEC’s website at www.sec.gov, or by writing to: Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 “A” Street, Tacoma, Washington, 98402-4200.

When are proposals and director nominations for the 2015 Annual Meeting due?

Proposals by shareholders to transact business at Columbia’s 2015 Annual Meeting must be delivered to Columbia’s Secretary no later than December 29, 2014 in order to be considered for inclusion in our proxy statement and proxy card and should contain such information as is required under our Bylaws. Such proposals will also need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Columbia-sponsored proxy materials. In order for a shareholder proposal to be raised from the floor during next year’s annual meeting, or for a shareholder to nominate a person or persons for a director, written notice must be received by us no earlier than the 150th day and no later than the 120th day prior to the first anniversary of the 2014 Annual Meeting (meaning no earlier than November 25, 2014, and no later than December 25, 2014), and should contain such information as required under our Bylaws. However, if the date of the 2015 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the 2014 Annual Meeting, notice must be delivered no earlier than the 150th day and no later than the 120th day prior to the date of the 2015 Annual Meeting or, if the first public announcement of the 2015 Annual meeting date is less than 100 days before the meeting date, notice must be delivered no later than the 10th day following the date of the Company’s first public announcement of the 2015 Annual Meeting date.

To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or director nominee as described in our Bylaws. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notice of intention to present proposals at the 2015 Annual Meeting, or to obtain a copy of the detailed procedures regarding notice requirements for proposals or director nominations, should be directed to Columbia’s Corporate Secretary, 1301 “A” Street, Tacoma, Washington 98402.

STOCK OWNERSHIP

Are there any owners of more than 5% of Columbia’s stock?

As of December 31, 2013, the following shareholders beneficially owned more than 5% of the outstanding shares of Columbia common stock:

Name and Address	Number of Shares (1)	Percentage

Blackrock, Inc. (2) 40 East 52nd Street New York, NY 10022	4,550,088	8.9%

The Vanguard Group, Inc. (3) 100 Vanguard Blvd. Malvern, PA 19355	3,085,425	6.01%

(1)	Pursuant to rules promulgated by the SEC, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, which includes the power to vote or direct the voting of the shares, or (ii) investment power, which includes the power to dispose of or direct the disposition of the shares.
(2)	Based on an amended Schedule 13G filed under the Exchange Act. The securities are beneficially owned by Blackrock, Inc. and certain of its affiliates.
(3)	Based on a Schedule 13G filed under the Exchange Act.

How much stock do Columbia’s directors and executive officers own?

The following table shows, as of March 10, 2014, the amount of Columbia common stock directly owned (unless otherwise indicated) by (a) each director and director nominee; (b) the executive officers named in the Summary Compensation Table below; and (c) all of our directors and executive officers as a group. Except as otherwise noted, we believe that the beneficial owners of the shares listed below, based on information furnished by such owners, have or share with a spouse voting and investment power with respect to the shares. Beneficial ownership is determined under the rules of the SEC and includes shares that could be acquired within 60 days through the exercise of an option or other right. All share numbers and prices have been adjusted for applicable stock splits and stock dividends.

Name	Position	Number (1)		Percentage

William T. Weyerhaeuser	Chairman of the Board	243,746	(2)	*
Melanie J. Dressel	Director, President and Chief Executive Officer	139,689	(3)	*
David A. Dietzler	Director	2,612
John P. Folsom	Director	38,638	(4)	*
Frederick M. Goldberg	Director	22,344	(5)	*
Thomas M. Hulbert	Director	38,015		*
Michelle M. Lantow	Director	5,500		*
Andrew L. McDonald	Executive Vice President, Chief Credit Officer	29,655	(6)	*
S. Mae Fujita Numata	Director	4,825	(7)	*
Daniel C. Regis	Director	18,500	(8)	*
Clint E. Stein	Executive Vice President, Chief Financial Officer	12,402		*
James M. Will	Director	35,537	(9)	*

Directors and executive officers as a group (12 persons)		591,463		1.1%

*	Represents less than 1% of outstanding common stock.

(1)	There were no shares of Columbia common stock subject to options or other rights exercisable within 60 days.
(2)	223,249 shares are held indirectly by WBW Trust Number One, for which Mr. Weyerhaeuser is the trustee with sole voting and investment power.
(3)	Includes 51,134 shares held in Ms. Dressel’s Family LLC, 2,408 shares held by a corporation owned by Ms. Dressel and her spouse, and 8,846 shares held in Ms. Dressel’s 401(k).
(4)	Includes 10,600 shares held indirectly in Mr. Folsom’s IRA, 950 shares held in Mrs. Folsom’s IRA and 23,088 shares held in a joint account with his wife.
(5)	Includes 1,100 shares held by F.G. Family Foundation and 693 shares held in Mr. Goldberg’s IRA.
(6)	Includes 2,337 shares held in Mr. McDonald’s 401(k).
(7)	Includes 825 shares held jointly with spouse.
(8)	Includes 16,500 shares held by Regis Investments, LP, a family limited partnership, of which Mr. Regis and his wife are sole general partners.
(9)	Includes 750 shares held jointly with Mr. Will’s spouse and 1,400 shares held in Mrs. Will’s name.

INFORMATION ABOUT THE DIRECTORS AND NOMINEES

How many directors are nominated?

Our Bylaws provide that the number of directors to be elected by the shareholders will be at least five and not more than 17. Under the Bylaws, the Board has authority to decide the exact number of directors to be elected within these limits. Our Board has fixed the number of directors to be elected at the Annual Meeting at ten and has nominated the persons listed on the following pages, each of whom has consented to serve as a director if elected, for election as directors to serve until the 2015 Annual Meeting or until their successors are elected.

What is the retirement age for directors?

Our Bylaws provide that any person who has attained the age of 75 prior to the next meeting of shareholders may not stand for election.

What happens if a nominee refuses or is unable to stand for election?

The Board may reduce the number of seats on the Board or designate a replacement nominee. If the Board designates a substitute, shares represented by proxy will be voted FOR the substitute nominee. The Board presently has no knowledge that any of the nominees will refuse or be unable to serve.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Information regarding each of the nominees is provided below, including each nominee’s name, age as of the Record Date, principal occupation and public company directorships during the past five years, and the year first elected or appointed a director of Columbia, its predecessor corporation or one of its former or current subsidiaries. All of the nominees are presently directors of Columbia and Columbia Bank. There are no family relationships among any of our directors or executive officers, nor are any of the corporations or organizations referenced in the biographical information below a parent, subsidiary or affiliate of Columbia.

David A. Dietzler	Director since 2013

Mr. Dietzler, 70, served as a director of West Coast Bancorp prior to the merger between Columbia and West Coast Bancorp. Mr. Dietzler was managing partner of KPMG LLP’s office in Portland, Oregon before retiring in 2005 after 37 years of service. He earned his MSBA from the University of North Dakota. Mr. Dietzler has extensive experience auditing public companies, and working with audit committees, and gained significant expertise in SEC reporting, financial statement preparation, internal control and compliance requirements. Mr. Dietzler has been a director of Portland General Electric Company since 2006 where he chairs the audit committee and is a member of the Nominating and Corporate Governance Committee. Mr. Dietzler’s expertise in compliance matters, as well his experience serving on multiple audit committees, provides a valuable resource to the Board. Mr. Dietzler is considered one of the Board’s designated audit committee financial experts.

Melanie J. Dressel	Director since 1998

Ms. Dressel, 61, was named Chief Executive Officer of Columbia in February 2003, continues to serve as the Company’s President, and has been the President and Chief Executive Officer of Columbia Bank since January 2000. Ms. Dressel has served in several capacities at Columbia, including President and Chief Operating Officer from 2000 – 2003; Executive Vice President of retail banking from 1997 – 2000; and upon joining Columbia in 1993, served as Senior Vice President and Private Banking Manager until 1997. Ms. Dressel has approximately 40 years of banking experience and prior to joining Columbia, directed the private banking division of Puget Sound National Bank, and between 1974 and 1988, held various positions with Bank of California. Ms. Dressel graduated from the University of Washington with a political science degree. Ms. Dressel serves on the board of directors for the American Bankers Association, Puget Sound Energy, Executive Council for a Greater Tacoma (past chair), Washington Bankers Association (past chair), Washington Roundtable, and the Washington State Historical Society. She also serves on various committees including the American Bankers Association Grassroots Committee, the Bellarmine Benefactors’ Trust and is a member of the Federal Reserve Bank of San Francisco’s Community Depository Institutions Advisory Counsel. She remains active in the community and served as chair of several community organizations including Mary Bridge Children’s Foundation, Tacoma/Pierce County Chamber of Commerce, and was the 2003 Campaign Chair for United Way of Pierce County. In 2011, she was honored as Community Banker of the Year by American Banker Magazine and was named in 2013 for the fifth time by the magazine as one of the 25 Most Powerful Women in Banking. In 2013, Ms. Dressel was awarded CEO of the year by Seattle Business Magazine’s inaugural Executive Excellence Awards. As Chief Executive Officer and a director, Ms. Dressel serves as the primary liaison between the Board and management and as the executive with overall responsibility for executing the Company’s strategic plan.

John P. Folsom	Director since 1997

Mr. Folsom, 70, served as President of Brown & Brown, Inc. of Washington, formerly Raleigh, Schwarz & Powell (insurance brokers and consulting), Tacoma, Washington, from 1990 through December 31, 2006 and served on the board of Precision Machine Works of Tacoma. Mr. Folsom received his professional designation in underwriting and risk management and currently serves as an independent consultant on insurance and risk management matters. Mr. Folsom earned his B.S. degree from the University of Washington and his J.D. from the University of California, where he was also a past member of the California and American Bar Association. Mr. Folsom is a resident of Pierce County, and has served as Chair of many community organizations, including the Executive Council for a Greater Tacoma and MultiCare Health System. His current services as a director include the Tacoma Pierce County Sports Commission and University of Washington – Tacoma Urban Studies Advisory Board. Mr. Folsom’s knowledge of, and business and personal contacts in the local market, together with his expertise in risk management matters and legal background provide the Board with the experience and expertise needed as Audit Committee chair.

Frederick M. Goldberg	Director since 2003

Mr. Goldberg, 74, is the co-founder, principal, and director of SaltChuk Resources, Inc., a family of diversified companies of transportation, energy and real estate, located in Seattle, Washington and formed in 1982. He is currently a member of the Audit Committee of that company. Mr. Goldberg has been a managing partner of Goldberg Investments since 1986. He has also served as Chairman of the Board of Panorama City, a continuing care retirement community in Lacey, Washington, since 1990 and Gibbons Lane Vineyard, Tenino, Washington, since 1997 and was appointed by the Governor to the Board of Evergreen College. Mr. Goldberg has worked in a leadership capacity for over 40 years as owner of several businesses throughout the United States and South America. His extensive leadership experience, together with his service on various audit committees, brings strong operational and financial experience to the Board.

Thomas M. Hulbert	Director since 1999

Mr. Hulbert, 67, was formerly President and Chief Executive Officer of Winsor Corporation (lighting technologies), Olympia, Washington, from 1996 to 2013 and President and Chief Executive Officer of Hulco, Inc. (real estate investments), Olympia, Washington, since 1979 and has served on numerous boards of local private companies. Mr. Hulbert’s leadership experience and knowledge of real estate investment provides a valuable resource to the Board.

Michelle M. Lantow	Director since 2012

Ms. Lantow, 52, was appointed the Chief Administrative Officer at New Season’s Market, LLC in July 2012 where she is responsible for all financial reporting, accounting, cash management, information technology and strategic planning. From 2010, she served as the Chief Financial Officer of McCormick & Schmick’s, a locally owned restaurant company established in 1970 and owning over 80 restaurants until the company was sold in 2012. As the Chief Financial Officer, Ms. Lantow was responsible for all financial reporting associated with a public company, in addition to human resources and information technology functions. Prior to that time, Ms. Lantow worked at lucy activewear, Inc., an apparel company that designs and sells fashion-forward performance apparel for athletic women, serving as the President from 2007 to 2009 and the Chief Financial Officer from 2000 – 2007. During the period 1995 – 2000, Ms. Lantow served as the Corporate Controller and Vice President of Investor Relations with The Gap, Inc., a diversified international specialty retailer. Ms. Lantow holds a BA in Business Economics from the University of California. She is the chairperson of Portland State University’s MBA program. Ms. Lantow’s depth of public company, strategic management and leadership experience provide a valuable resource for the Board.

S. Mae Fujita Numata	Director since 2012

Ms. Numata, 57, returned as an Engagement Partner with Tatum in late 2013, a national CFO consulting firm and a division of Randstad Company. She was formerly with Tatum from 2008 to 2010. She is also the founder of Numata Consulting PLLC from which she has served as the Chief Operating Officer and Chief Financial Officer for MMGL Corp. (f/k/a Schnitzer Investment Corp.), a privately held investment firm since 2010. From 2006 – 2008, Ms. Numata served as the Senior Vice President/Chief Financial Officer and Corporate Secretary of Fisher Communications, Inc., a broadcasting company. From 1997 – 2006, Ms. Numata served as Vice President and Chief Financial Officer of The Seattle Times Company, and between 1993 -1997 was a Senior Vice President of Corporate Development of KeyBank of Washington. Ms. Numata is a member of the American Institute of Certified Public Accountants, Women Corporate Directors and National Association of Corporate Directors. Among other activities, she is the co-president of the board for the Executive Development Institute and a board member, 2nd vice president and investment committee chair for the Girl Scouts of Western Washington. Ms. Numata’s extensive accounting and banking background provide the Board and Audit Committee with valuable expertise and she is one of the Board’s designated audit committee financial experts.

Daniel C. Regis	Director since 2003

Mr. Regis, 74, has been part owner and managing director of several Northwest technology-focused venture partnerships during the period 1998 – 2009. Mr. Regis has over 20 years’ cumulative experience as a public company director; including currently serving as a director of Cray, Inc. and previously serving as a director of Art Technology Group, until it was acquired in January 2011. From 2000 to 2009, he was a managing director of Digital Partners, a venture capital firm specializing in Northwest emerging technology companies. Mr. Regis was President and managing partner of Kirlan Venture Capital, a Seattle-based company from 1996 – 1999. Mr. Regis was a certified public accountant and a Managing Partner at Price Waterhouse from 1964 until 1996. He is one of the Board’s designated audit committee financial experts. Mr. Regis’ extensive public company experience, together with his entrepreneurial business acumen and accounting background brings strong operational and financial expertise to the Board.

William T. Weyerhaeuser	Director since 1998

Mr. Weyerhaeuser,70, is the Chairman of the Board of Columbia. He is a clinical psychologist who retired from his private practice in Tacoma, Washington in 1998. Mr. Weyerhaeuser has served on several public company boards and has been a director of Clearwater Paper Corporation since 2008. Mr. Weyerhaeuser was a director of Potlach Corporation from 1990 – 2008, held the position of Vice Chairman of the Board during his tenure as director from 2004–2008 and was the former Chairman of the Board of EDEN Bioscience Corporation from 2001 – 2009. During 2002 – 2003, Mr. Weyerhaeuser served as the Interim CEO of the Company until the appointment of Ms. Dressel. He was the owner and Chairman of Comerco, Inc., the parent company of Yelm Telephone Company from 1984 – 2000. Mr. Weyerhaeuser earned his PH.D in Clinical Psychology and M.A. in Theology from the Fuller Theological Seminary, and his B.A. in Economics from Stanford University. As a long-time local resident, Mr. Weyerhaeuser has served on several civic boards and committees and currently serves as President and trustee of the Seattle Opera, Vice Chairman and trustee of the Harold E. LeMay Museum and trustee of the University of Puget Sound; was the former Chairman and Vice Chairman of University of Puget Sound, President of the Board of the Tacoma Art Museum and director and council President of the Boys Scouts of America. Mr. Weyerhaeuser’s diverse background and public company experience provides a valuable perspective to the Board.

James M. Will	Director since 1993

Mr. Will, 67, serves as the President of Titus-Will Enterprises (property holding company and property management), Tacoma, Washington and also as President of that company’s subsidiary, Titus-Will Chevrolet, Buick, GMC Cadillac, Titus-Will Hyundai, Olympia, Washington and Titus-Will Chevrolet of Parkland, Tacoma, Washington. Mr. Will also serves as Vice-President of Titus Will Ford, Titus-Will Toyota and Lakewood Ford of Tacoma, Washington. Prior to that time and since 1969, Mr. Will was the President of Tam Engineering Corp. (automotive engine re-manufacturing), Tacoma, Washington. Mr. Will is a long time local resident and served as past Chairman of Boys and Girls Club of Pierce County and the United Way Pierce County. Mr. Will’s strong operational, management and accounting experience, together with his oversight of personnel and human resources, provide a valuable resource to the Board.

The Board of Directors unanimously recommends a vote “FOR” the nominees for director.

CORPORATE GOVERNANCE

Guidelines

The Board of Directors is committed to good business practices, transparency in financial reporting and high standards of corporate governance. We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance and our corporate governance policies, practices and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices.

Board and Company Leadership Structure

The Board of Directors is committed to maintain an independent Board and for many years, a substantial majority of our Board has been comprised of independent directors. It has further been the practice of Columbia to separate the duties of Chairman and Chief Executive Officer. In keeping with good corporate governance practices, the Board believes that the separation of the duties of Chairman and Chief Executive Officer eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director can best provide the necessary leadership and objectivity required as Chairman.

Director Qualifications

The Board of Directors believes each of the Company’s directors should bring a rich mix of qualities and skills to the Board. All of our directors bring to our Board a wealth of leadership experience derived from their service in a variety of professional and executive positions and extensive board experience.

The Corporate Governance/Nominating Committee is responsible for the oversight and nomination process for director nominees. The Committee has not historically adopted formal “director qualification standards” for Committee-recommended nominees. However, the Committee annually reviews the experience, qualifications, attributes and skills of each director and nominee as part of its evaluation of whether these are the right individuals to serve on Columbia’s Board to help Columbia successfully meet its long-term strategic plans. Because each director of Columbia must be re-elected annually, the Committee has an annual opportunity to assess these factors and, if appropriate, determine not to re-nominate any director. A more detailed discussion regarding the considerations given by the Committee when considering director nominees is set forth below in the section entitled “Board Structure and Compensation – Corporate Governance and Nominating Committee.”

The director biographical information set forth above summarizes the experience, qualifications, attributes and skills that Columbia believes qualifies each director to serve on the Board. The Governance/Nominating Committee and the Board believe each respective director’s professional and business acumen and board experience, and the total mix of all directors’ experience and skills, are beneficial to the Company and the Board.

Code of Ethics and Corporate Governance Documents

We have adopted a Code of Ethics for Senior Financial Officers which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and any persons performing similar functions.

You can access our current charters, including our Code of Ethics, Audit Committee, Corporate Governance and Nominating Committee and Personnel/Compensation Committee charters, Corporate Governance Policy, Code of Conduct and our Bylaws in the “Corporate Governance” section of our website at www.columbiabank.com, or by writing to: Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 “A” Street, Tacoma, Washington, 98402-4200.

Director Independence

With the assistance of legal counsel to Columbia, the Corporate Governance and Nominating Committee has reviewed the applicable legal standards for Board and Board committee member independence, and the criteria applied to determine “audit committee financial expert” status. The Committee has also reviewed a summary of the answers to annual questionnaires completed by each of the directors, which also included any potential director-affiliated transactions.

The Board then analyzed the independence of each director and nominee and determined that the following members of the Board meet the standards regarding “independence” required by applicable law, regulation and NASDAQ listing standards, and that each such director is free of relationships that would interfere with the individual exercise of independent judgment. In determining the independence of each director, the Board considered many factors, including any loans to the directors, each of which (i) were made in the ordinary course of business; (ii) were substantially made on the same terms, including interest rates and collateral as those prevailing at the time for comparable loans with persons not related to the Company or the Bank; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. Such arrangements are discussed in detail in the section entitled “Certain Relationships and Related Transactions.”

Based on these standards, the Board has determined that each of the following current non-employee directors and director nominees is independent:

David A. Dietzler	S. Mae Fujita Numata
John P. Folsom	Daniel C. Regis
Frederick M. Goldberg	William T. Weyerhaeuser
Michelle M. Lantow	James M. Will
Thomas M. Hulbert

Based on the standards described above, the Board determined that Melanie J. Dressel, who serves as the President and Chief Executive Officer of the Company, is not independent because she is an executive officer of the Company.

Compensation Committee Interlocks and Insider Participation

During 2013, the Personnel and Compensation Committee consisted of Mr. Hulbert (Chair), Ms. Lantow, Ms. Numata and Mr. Goldberg. During 2013, none of our executive officers served on the compensation committee (or equivalent body) or board of directors of another entity whose executive officer served on the Personnel and Compensation Committee.

Shareholder Communications with the Board of Directors

Shareholders and other interested parties may communicate with the Board by writing to the Chairman of the Board c/o Columbia’s Corporate Secretary, Columbia Banking System, Inc., 1301 “A” Street, Tacoma, Washington, 98402-4200. These communications will be reviewed by our Corporate Secretary and if they are relevant to, and consistent with, our operations and policies, they will be forwarded to the Chairman of the Board.

BOARD STRUCTURE AND COMPENSATION

How often did the Board of Directors meet during 2013?

The Board met 11 times during 2013. Each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served. Columbia directors are expected to attend annual shareholder meetings. Last year, all of our directors attended the annual shareholder meeting. During 2013, the independent directors held 10 meetings without management present.

What committees has the Board established?

The Board has established, among others, an Audit Committee, Personnel and Compensation Committee, a Corporate Governance and Nominating Committee, and an Enterprise Risk Management Committee.

The following table shows the membership of the various committees during 2013.

Committee Membership

Name	Audit	Compensation	Nominating	E.R.M.
David A. Dietzler	☑	☐	☐	☐
John P. Folsom	☑ *	☐	☑	☑
Frederick M. Goldberg	☐	☑	☐	☑
Thomas M. Hulbert	☑	☑ *	☑	☐
Michelle M. Lantow	☐	☑	☐	☐
Thomas L. Matson, Sr.[1]	☐	☑	☑	☐
S. Mae Fujita Numata	☑	☑	☐	☐
Daniel C. Regis	☑	☐	☐	☑ *
Donald H. Rodman[2]	☐	☑	☐	☑
William T. Weyerhaeuser	☐	☐	☑ *	☐
James M. Will	☐	☐	☐	☑
Total Meetings in 2013	10	6	4	4

1	Mr. Matson served on the Compensation and Nominating Committees until his retirement on April 24, 2013.
2	Mr. Rodman served on the Compensation and Enterprise Risk Management Committees until his retirement on April 24, 2013.
*	Committee Chair

Audit Committee. The Audit Committee is comprised of five directors, each of whom is considered “independent” as defined by the NASDAQ listing standards and applicable SEC rules. The Audit Committee operates under a formal written charter, a copy of which is posted on our website. The Board has determined that each of Messrs. Dietzler and Regis and Ms. Numata are “Audit Committee Financial Experts” as defined by SEC rules.

The Audit Committee is responsible for the oversight of the quality and integrity of Columbia’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, the performance of its internal audit function and independent auditors and other significant financial matters. In discharging its duties, the Audit Committee is expected to, among other things:

•	have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent auditors;

•	review and approve the engagement of the independent auditors to perform audit and non-audit services and related fees;

•	meet independently with the internal auditing department, independent auditors and senior management;

•	review the integrity of the financial reporting process;

•	review the financial reports and disclosures submitted to appropriate regulatory authorities;

•	maintain procedures for the receipt, retention and treatment of complaints regarding financial matters; and

•	review and approve related party transactions.

Personnel and Compensation Committee. The Personnel and Compensation Committee is comprised of four directors, each of whom is considered independent as defined by the NASDAQ listing standards and applicable SEC and IRS rules. The Personnel and Compensation Committee is charged with the responsibility of reviewing the performance of our Chief Executive Officer and other key employees and determines, approves and reports to the Board on the elements of their compensation and long-term equity based incentives. The Committee may periodically retain an independent consultant to assist the Committee in its deliberations regarding executive compensation for the Chief Executive Officer and other key executives. The Committee is directly responsible and has full authority for the appointment, compensation and oversight of compensation consultants, legal counsel and any other advisors retained by the Committee. The Committee solicits and receives input and recommendations from the Chief Executive Officer with respect to the compensation of the other executive officers. In addition, the Executive Vice President and Human Resources Director assists the Committee in its work.

In 2013, the Committee commissioned Pearl Meyer and Partners (“Pearl Meyer”), an independent outside compensation consultant, to conduct a study of the Company’s executive compensation compared to a peer group comprised of other publicly traded financial services companies. The Committee used this report as a reference in making 2013 compensation decisions. The Pearl Meyer report provided information on executive base salaries and short-term and long-term incentives based on competitive data from published proxy filings of an updated peer group of 17 bank holding companies. In addition, in late 2013 the Committee engaged Pearl Meyer to develop a preliminary long term incentive plan framework. Pearl Meyer’s work for this engagement included summarizing general plan terms included within Columbia’s Amended and Restated Stock Option and Equity Compensation Plan (“Current Equity Plan”) and, developing recommended adjustments to key terms for the 2014 Equity Plan that is being submitted to shareholders for approval at the 2014 Annual Meeting. Further information relating to the Pearl Meyer report is discussed in the “Compensation Discussion and Analysis.”

In addition, the Personnel and Compensation Committee:

•	reviews all employee benefit plans; and

•	makes determinations in connection with compensation matters as may be necessary or advisable.

The Committee operates under a written charter, a copy of which is posted on our website. The Committee meets as needed, and may delegate to one or more of its members the responsibility of meeting with consultants and management to obtain information for presentation and consideration by the entire committee.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is comprised of four directors, each of whom is considered “independent” as defined by the NASDAQ listing standards, and is responsible for recommending a slate of directors to the full Board for election at the annual meeting, recommending directors to fill vacancies as they occur and monitoring of Columbia’s corporate governance principles and practices and making appropriate recommendations for enhancements or other changes to the full Board.

The Corporate Governance and Nominating Committee will consider nominees recommended by shareholders provided that the recommendations are made in accordance with the procedures described in this proxy statement under the section “Information About the Meeting—How do I nominate someone to be a director?” The Committee evaluates all candidates, including shareholder-proposed candidates, using generally the same methods and criteria. The Corporate Governance and Nominating Committee operates under a formal written charter, a copy of which is posted on our website.

In deciding whether to recommend incumbent directors for re-nomination, the Committee evaluates Columbia’s evolving needs, and assesses the effectiveness and contributions of its existing directors. The Committee is authorized to establish guidelines for the qualification, evaluation and selection of new directors to serve on the Board. The Committee has not adopted, nor does it anticipate adopting, specific minimum qualifications for Committee-recommended nominees, nor has the Committee adopted a formal policy relating to Board diversity, although the Committee and the Board value and seek to include members with a diversity of backgrounds, professional experience and skills relevant to the Company. The Committee instead evaluates each nominee on a case-by-case basis, including assessment of each nominee’s business experience, involvement in the communities served by Columbia, and special skills. The Corporate Governance and Nominating Committee also evaluates whether the nominee’s skills are complementary to existing Board members’ skills, and the Board’s need for operational, management, financial, technological or other expertise.

The Committee has the authority and responsibility to monitor and review the appropriateness of the Company’s principles and practices of corporate governance, including its Corporate Governance Policy, in light of emerging standards and best practices and the needs of the Company and its shareholders, and make such recommendations to the full Board as the Committee considers appropriate. The Committee also has the authority and responsibility to review the level and form of director compensation, taking into account such factors as the compensation paid to directors of comparable companies, and recommends any changes to the full Board for consideration. The process and procedures used in determining Board compensation for 2013 are discussed in the section below.

Enterprise Risk Management Committee. The Enterprise Risk Management Committee (“ERM Committee”) was formed in 2009 and is comprised of four directors, each of whom is considered independent under NASDAQ rules. The ERM Committee works closely with the Audit Committee and is responsible for the oversight of Columbia’s policies, procedures, and practices related to business, market, and operational risks as they impact the strategic, operational, reporting, and compliance objectives of its strategic plan. The Committee is responsible for reporting risk issues and events to the Board of Directors and providing the Board with necessary oversight and advice to set risk tolerances.

How does the Board exercise its authority for risk oversight?

The Board has ultimate authority and responsibility for overseeing risk management at Columbia. Some aspects of risk oversight are fulfilled at the full Board level. For example, the Board regularly receives reports from management on credit risk, liquidity risk and operational risk. The Board delegates other aspects of its risk oversight function to its committees. The Audit Committee oversees financial, accounting and internal control risk management; the head of the Company’s internal audit function reports directly to the Audit Committee. The executive officers regularly report directly to the entire Board and to appropriate Board committees with respect to the risks they are responsible for managing.

The oversight role of the ERM Committee is to ensure that risks that could impact the strategic plan are appropriately identified, addressed and monitored by the appropriate risk management personnel.

The Personnel and Compensation Committee oversees the management of risks that may be posed by the Company’s compensation practices and programs. As part of this process, the Personnel and Compensation Committee is responsible for reviewing the compensation policies and practices for all employees, not just executive management. In its review of these policies and practices, the Personnel and Compensation Committee has determined that the current policies and practices do not create or encourage risks that are reasonably likely to have a material adverse effect on the Company.

Director Compensation

The Corporate Governance and Nominating Committee has authority over director compensation subject to the Board’s authority to approve changes. Directors receive compensation in the form of cash and, as applicable, equity awards in the form of restricted stock or stock options. We do not pay directors who are also employees of Columbia or Columbia Bank additional compensation for their service as directors.

The following table shows compensation paid or accrued for the last fiscal year to our non-employee directors. The footnotes to the table describe the details of each form of compensation paid to directors.

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Change In Pension Value and Nonqualified Deferred Compensation Earnings (3)	Total ($)
David A. Dietzler	$42,750	$49,720	—	$92,470
John P. Folsom	74,750	49,720	—	124,470
Frederick M. Goldberg	60,750	49,720	733	111,203
Thomas M. Hulbert	73,250	49,720	—	122,970
Michelle M. Lantow	52,250	49,720	—	101,970
Thomas L. Matson *	17,667	—	—	17,667
S. Mae Fujita Numata	55,000	49,720	—	104,720
Daniel C. Regis	62,750	49,720	—	112,470
Donald H. Rodman *	16,167	—	—	16,167
William T. Weyerhaeuser	80,000	49,720	—	129,720
James M. Will	56,500	49,720	—	106,220

*	Messrs. Matson and Rodman each retired from the Board of Directors effective at the 2013 Annual Meeting held on April 24, 2013.

(1)	Amount shown for Mr. Dietzler represents (i) retainer in the amount of $26,250; and (ii) aggregate per meeting board and committee attendance fees of $6,000 and $10,500, respectively.

Amount shown for Mr. Folsom represents (i) retainer in the amount of $35,000; (ii) $25,000 received as chairman of the Audit Committee; and (iii) aggregate per meeting board and committee attendance fees of $8,250 and $6,500, respectively.

Amount shown for Mr. Goldberg represents (i) retainer in the amount of $35,000; (ii) $7,500 received as chairman of M&A Committee; and (iii) aggregate per meeting board and committee attendance fees of $8,250 and $10,000, respectively.

Amount shown for Mr. Hulbert represents (i) retainer in the amount of $35,000; (ii) $12,000 received as chairman of Compensation Committee; and (iii) aggregate per meeting board and committee attendance fees of $8,250 and $18,000, respectively.

Amount shown for Ms. Lantow represents (i) retainer in the amount of $35,000; and (ii) aggregate per meeting board and committee attendance fees of $8,250 and $9,000, respectively.

Amount shown for Mr. Matson represents (i) retainer in the amount of $11,667; and (ii) aggregate per meeting board and committee attendance fees of $3,000 and $3,000, respectively, through his retirement date of April 24, 2013.

Amount shown for Ms. Numata represents (i) retainer in the amount of $35,000; and (ii) aggregate per meeting board and committee attendance fees of $7,500 and $12,500, respectively.

Amount shown for Mr. Regis represents (i) retainer in the amount of $35,000; (ii) $7,500 received as chairman of E.R.M. Committee; and (iii) aggregate per meeting board and committee attendance fees of $8,250 and $12,000, respectively.

Amount shown for Mr. Rodman represents (i) retainer in the amount of $11,667; and (ii) aggregate per meeting board and committee attendance fees of $3,000 and $1,500, respectively, through his retirement date of April 24, 2013.

Amount shown for Mr. Weyerhaeuser represents (i) retainer in the amount of $35,000; (ii) $25,000 received as Chairman of the Board; and (iii) aggregate per meeting board and committee attendance fees of $7,500 and $12,500, respectively.

Amount shown for Mr. Will represents (i) retainer in the amount of $35,000; (ii) $7,500 received as Chairman of Trust Committee; and (iii) aggregate per meeting board and committee attendance fees of $7,500 and $6,500, respectively.

(2)	Represents a restricted stock award of 2,000 shares granted to each director on September 25, 2013 at the grant date fair value. The fair value of these awards was determined in accordance with the Compensation—Stock Compensation topic of the FASB ASC 718. Assumptions used to calculate these amounts are set forth in the notes to the Company’s audited financial statements for the fiscal year ended 2013, included in the Company’s accompanying Annual Report.

(3)	Represents above-market earnings on Mr. Goldberg’s deferred compensation account, the material terms of which are described below under “Executive Compensation—Deferred Compensation Plan.”

Cash Compensation. Non-employee directors are paid an annual retainer as compensation plus a per meeting attendance fee for service as a director. Members of the Audit, Personnel and Compensation and Corporate Governance and Nominating Committees, respectively, receive an additional per meeting attendance fee. The Chairman of the Board and Chairmen of the Audit, Compensation, ERM and certain other committees receive an additional retainer in light of the increased demands associated with those positions. Non-employee directors may elect to defer the receipt of meeting and/or director fees in accordance with the terms of the Company’s Deferred Compensation Plan.

Equity Compensation. Non-employee directors may from time to time be granted restricted stock awards pursuant to our Current Equity Plan, the material terms of which are discussed under the section “Executive Compensation – Equity Compensation.” Restricted stock awards generally vest over a pre-determined period.

From time to time, we grant nonqualified stock options to our directors. These options are granted under the Equity Compensation Plan, and generally vest (i.e. become exercisable) three years from the date of grant, unless different vesting is approved by the Corporate Governance and Nominating Committee. The options may be exercised for a period of five years after they vest. If a director dies, becomes disabled, or retires (defined to mean a termination of directorship with at least five years of service or after attaining the age of 75), all options (whether or not vested) become immediately exercisable and may be exercised by the director or the director’s estate for a period of five years or until the expiration of the stated term of the option. If a director terminates service on the Board for any reason other than death, disability or retirement, all options, to the extent then exercisable, must be exercised within 90 days unless the term for exercise is extended by the Board. If any director is removed by shareholders, all options will immediately terminate.

Long Term Care Program. In 2001, we implemented a long-term care program for directors serving at that time, which provides benefits in the event those individuals become chronically ill. The coverage is for a period of three years up to a lifetime, depending on the age of the director, and the amount of the benefit is based on the director’s years of service with Columbia after the inception of the long-term care program. We paid a one-time premium for the long-term care policies. Expenses are allocated to the directors participating in the program on an annual basis. All directors covered by this plan are fully vested. If a director is terminated for cause, the director must reimburse Columbia for the full premium paid. A director must reimburse a percentage of the premium if the director voluntarily resigns or chooses not to run for re-election. The long-term care program was available to all directors, including executive officers that were also directors. We have purchased Bank Owned Life Insurance policies to fund this program. The Board has no plans to extend the program to include future officers or directors.

Deferred Compensation Plan. The Deferred Compensation Plan is a program under the management incentive plans pursuant to which directors may defer up to 100% of their total retainer fees. The terms of this plan are described under “Executive Compensation – Deferred Compensation Plan.”

Report of the Personnel and Compensation Committee on Executive Compensation

The Personnel and Compensation Committee of the Board of Directors makes the following report which, notwithstanding anything to the contrary set forth in any of Columbia’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Personnel and Compensation Committee of the Board (the “Committee”) met and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K, and based on that review and discussion, the Committee recommended to the Board that the CD&A be included as part of this proxy statement and the 2013 Annual 10-K Report.

Members of the Personnel and Compensation Committee

Thomas M. Hulbert, Chairman

Frederick M. Goldberg

Michelle M. Lantow

S. Mae Fujita Numata

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

References to the “Committee” in this section refer to the Personnel and Compensation Committee.

Executive Summary

During 2013, we continued progress toward our long stated goal of becoming the leading Pacific Northwest regional community bank. The past year was highlighted by the second quarter closing of our acquisition of West Coast Bancorp (“West Coast”). The West Coast acquisition added assets of $2.6 billion while significantly increasing our presence in western Oregon. We originated in excess of $800 million in new loans during 2013, a 32% increase over the prior year. In addition, deposits were approximately $6.0 billion at December 31, 2013, an increase of nearly 50% over the prior year. The increase in these production metrics is attributed to both the West Coast acquisition and organic growth. During the year we also made steady progress in improving our operating leverage resulting in an improved efficiency ratio.

2013 Financial Results

Our key financial results for 2013 included the following:

•

Consolidated net income for 2013 was $60.0 million, compared to $46.1 million in 2012, an increase of $13.9 million or 30%. The increase in net income was primarily due to the impact of the West Coast acquisition. The favorable results were tempered by $25 million in pre-tax merger related expense recognized during the year. We evaluate our results through the following core performance measures:

•	Noncovered loan growth, which increased over 65%, or approximately $1.7 billion, during 2013.

•	Noninterest income before the change in FDIC loss-sharing asset and investment securities gains and losses which increased 39%, or $20.2 million when compared to 2012.

•

Noninterest expense before merger, OREO and FDIC clawback liability expenses, increased $49.4 million, to $212.5 million in 2013 as a result of the acquisition of West Coast. However, compared to the combined noninterest expense amounts of Columbia and West Coast for 2012 (before acquisition), the current year noninterest expense, as adjusted, reflected a decrease of $16.1 million or 7%.

•	Continued improvements in credit quality; total noncovered nonperforming assets to period-end noncovered assets declined to 0.84% compared to 1.08% at December 31, 2012.

•

Our ongoing commitment to our customers and the communities we serve which resulted in a low cost deposit base and a core deposit ratio of approximately 95%. Our low cost core deposits are an important factor in the stability of our net interest margin. Core deposit growth for 2013 was approximately $1.89 billion, or approximately 50%. The West Coast acquisition accounted for $1.84 billion of the core deposit growth.

2013 Shareholder Return

•

Our shareholders realized a 56.0% total return on their investment during 2013, compared to the 2012 total return of (2.1%). Our full year stock performance was undoubtedly bolstered by rising equity markets. However, the Company outperformed relevant banking indexes. The Company’s stock outperformed both the KBW Regional Banking and S&P Bank Indexes, which had total returns of 46.8% and 35.7%, respectively, during 2013, as well as our Peer Group, which had total average and median returns during 2013 of 51.4% and 38.8%, respectively.

•	Our three year total return to shareholders is 41.9%.

•	We raised our regular cash dividend $0.07 per share from $0.34 to $0.41 per share during 2013, an increase of 21%. Our regular dividend payout ratio was 34% for the year.

2013 Milestones

•

Columbia’s acquisition of West Coast became final on April 1, 2013, significantly increasing our presence in the Pacific Northwest. Columbia Bank ranks seventh in deposit market share in both Washington and Oregon, up from eighth in Washington and fourteenth in Oregon for 2012.

•

For the third year, Columbia Bank was named the best bank headquartered in Washington State by the Forbes list of “America’s Best and Worst Banks” for 2013 based on safety and soundness measures. The rankings were based on asset quality, capital adequacy and profitability of the nation’s 100 largest publicly traded banks and thrifts. The same list ranked Columbia second in the Pacific Northwest and 31st in the nation.

•

On August 17, 2013, Columbia celebrated its 20th anniversary of serving customers in the Pacific Northwest. A series of anniversary activities included partnerships with local organizations, customer appreciation celebrations, and $20,000 in contributions to Pacific Northwest non-profit organizations nominated by our communities.

•	Our continued commitment to employees contributed to Columbia Bank being named as one of “Washington’s Best Workplaces” by the Puget Sound Business Journal for the seventh consecutive year.

•

Melanie J. Dressel, President and CEO, was once again named as one of the “25 Most Powerful Women in Banking” by American Banker Magazine for 2013. The list recognizes the most influential female leaders in the banking industry.

•	Columbia Bank was named “Best Bank” in South Sound Magazine’s “Best of 2013” reader’s poll.

We continually evaluate our customer delivery channels as an important component of ongoing efforts to improve efficiencies without compromising customer service. Sixteen branches, including locations in Clackamas, Deschutes, Marion, Multnomah and Yamhill Counties in Oregon, and Clark, King, Pierce and Thurston Counties in Washington were closed or consolidated during the year, primarily due to overlapping market locations after the West Coast merger.

Alignment of 2013 Executive Compensation with Shareholder Return and Financial Performance

We believe our executive compensation policies and practices continue to reflect a strong alignment with our compensation philosophy, which is built on the three core foundations of “reasonableness” relative to the market, “accountability” for performance, and “alignment with shareholder interests.” As discussed more fully below in this Compensation Discussion and Analysis:

•

Executive base salaries moved up 3.56% as a result of merit increases in March 2013 and in September 2013, the Committee recommended and the board approved base salary rate adjustments, which took effect October 1st, for Ms. Dressel and Messrs. McDonald and Stein in response to the updated executive compensation study. See section “The Role of Benchmarking” below.

•	Our short-term cash bonus provided a cash reward for performance consistent with our financial results.

•	Long-term incentive award values were below market, but consistent with past practice.

These executive compensation actions resulted in total direct compensation that remains below market levels when compared to our peers. See section “The Role of Benchmarking” below.

Company Philosophy

Our goal is to be the leading Pacific Northwest regional community bank, with a significant presence in selected markets, and to consistently increase earnings per share and shareholder value. Management believes that there continues to be opportunity for organic growth based upon our 140 branch footprint and the organization’s commitment to delivering exceptional customer service and quality products, and growth through selective acquisitions. Our business strategy is to provide our customers with the financial sophistication and breadth of products of a regional banking company while retaining the appeal and service level of a community bank. We continually evaluate our existing business processes while focusing on maintaining asset quality and balanced loan and deposit portfolios, building our strong core deposit base, expanding total revenue and controlling expenses in an effort to increase our return on average equity and gain operational efficiencies. We believe that, as a result of our strong commitment to highly personalized, relationship-oriented customer service, our varied products, our strategic branch locations and the long-standing community presence of our managers, banking officers and branch personnel, we are well positioned to attract and retain new customers and to increase our market share of loans, deposits, and other financial services in the communities we serve. We are committed to increasing market share in the communities we serve by continuing to leverage our existing branch network, strategically adding new branch locations and considering business combinations that are consistent with our expansion strategy. We believe that achievement of these goals will create long-term value for our shareholders, consistent with protecting the interests of depositors.

Compensation Philosophy

In keeping with our long-term goal and our effort to consistently increase earnings per share and shareholder value, the Committee is guided by the following seven key principles in determining the compensation of our executive team (referred to as the “Named Executives”):

•	Competition. Compensation should reflect the competitive marketplace, so that we can attract, retain, and motivate key executives of superior ability who are critical to our future success.

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Reasonable Levels of Compensation. Total compensation opportunities and payouts should be reasonable and not excessive. We generally strive to target total compensation near the median of our peers. We do not rigidly target or formulaically set compensation at the median or any other specific percentile. However, we do target overall compensation for executive officers in amounts that are roughly in line with the median of our peers.

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Accountability for Business Performance. The executives’ compensation in salary, as well as short-term bonus and long-term incentive compensation, should be tied in part to overall Company financial performance.

•	Accountability for Individual Performance. To encourage and reflect individual contributions to the Company’s performance, compensation should be tied in part to the individual’s performance.

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Alignment with Shareholder Interests. Compensation should be tied in part to the Company’s stock performance through the granting of stock awards with multi-year vesting which serve to align executives’ interests with those of our shareholders.

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Independent Oversight. The Committee, composed solely of independent directors, is responsible for reviewing and establishing the compensation for the Named Executives. The Committee periodically receives advice from an independent compensation consultant who has been retained by and reports directly to the Committee and performs no other work for management. In addition, the Committee may choose to review compensation analysis prepared by consultants retained by management.

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Risk Management. Compensation policies and practices should align with sound risk management and be structured not to create incentives to subject the Company to excessive risk. Such policies and practices should strike a healthy balance between contributing to the Company’s growth and a conservative exposure to risk.

The compensation tables that appear later in this proxy statement reflect decisions made by the Committee. The reader is encouraged to refer to the tables while reviewing this section in order to understand how our compensation philosophy is put into action.

Overall Compensation Levels for 2013

Overall total 2013 compensation for those members of the Company’s executive team who served in their current capacities during the entire calendar years 2012 and 2013 (Ms. Dressel and Mr. McDonald) increased a total of 11% compared to 2012. “Overall total compensation” includes all compensation elements included in the Summary Compensation Table. This overall increase is higher than recent year over year increases due to the base salary adjustments provided to Ms. Dressel and Mr. McDonald during 2013 (see “The Role of Benchmarking and Base Salary” below), and the impact of the change in actuarial present value of accumulated benefits under SERP’s provided to each of the executives, which under SEC rules must be disclosed in the year “earned” even though not paid.

Overall total 2013 direct compensation for these same members of the Company’s executive team increased 6% compared to 2012. “Total direct compensation” includes base salary, annual cash bonus and annual long-term equity incentive grant value. The difference between the two measures is primarily attributable to the impact of the change in the actuarial present value of accumulated benefits under SERPs provided to Ms. Dressel and Mr. McDonald.

The foregoing discussion does not include Mr. Roberts or Mr. Nelson who retired in June 2013 and September 2013, respectively, or Mr. Stein who was appointed to the Chief Financial Officer position in August 2012. Total compensation for Messrs. Roberts, Nelson and Stein is set forth in the Summary Compensation Table below.

Factors in Setting Overall Compensation Levels

When establishing salaries and annual cash incentive and long-term equity incentive compensation opportunities for executive officers, the Committee considers the following factors:

•	the Company’s overall performance during the past year including meeting its financial and other strategic goals;

•	the executives’ respective levels of responsibility and functions within the Company;

•	each executive’s performance during the past year in meeting individual objectives;

•	how compensation of our executive officers compares to executives at peer institutions, with a particular focus on financial institutions with similar corporate objectives and comparable asset size;

•	alignment of executive compensation decisions and policies with the decisions and policies applicable to other employees;

•	the need to provide a competitive executive compensation package to attract and retain superior executive talent;

•	as appropriate, general economic conditions within our market area and the overall banking industry;

•	the recommendations of our Chief Executive Officer in setting compensation for other executives; and

•	the results of the prior year’s shareholder advisory vote on executive compensation (which received a high level of shareholder support).

The Committee generally follows this process for determining executive compensation; however, other discretionary and subjective components may also be considered if appropriate.

The Role of Benchmarking

In 2013, the Committee commissioned Pearl Meyer to conduct a study of the Company’s executive compensation compared to a peer group comprised of other publicly traded financial services companies (“2013 Executive Compensation Study”). The Committee used the report as a tool in setting 2013 compensation. As this study is updated every other year, the information provided in the 2013 Executive Compensation Study will assist in the Committee’s 2014 executive compensation decisions. Pearl Meyer’s report provided market observations on executive base salaries, and short-term and long-term incentives based on competitive data from published proxy filings of an updated peer group of 17 bank holding companies.

As part of the 2013 Executive Compensation Study, Pearl Meyer also updated the benchmarking peer group for 2013-2014. The 17 comparable commercial banking companies that comprise our peer group (“Peer Group”) in the study include: BancorpSouth Inc., IberiaBank Corporation, Umpqua Holdings Corporation, Texas Capital BancShares Inc., Trustmark Corporation, MB Financial Inc., National Penn Bancshares Inc., First Midwest Bancorp Inc., First Interstate Bancsystem Inc., Western Alliance Bancorporation, First Financial Bancorp, NBT Bancorp Inc., BancFirst Corporation, First Commonwealth Financial Corporation, PacWest Bancorp, Pinnacle Financial Partners Inc., and Heartland Financial USA Inc.

Based on 2012 reported base salary and target short term incentive opportunities of the CEO’s of the new Peer Group, the 2013 Executive Compensation Study indicated that the competitive range for our Chief Executive Officer is $1.0 to $1.5 million. A total of base salary and actual annual cash bonus above or below that range may be appropriate in consideration of our performance relative to our annual operating plan and our Peer Group with respect to key financial and operating criteria as determined by the Committee. Further, the Study indicated that the competitive range for overall total compensation opportunity for our Chief Executive Officer, which also includes long term incentive and retirement, is $1.8 to $2.8 million.

Pearl Meyer summarized the observations from its 2013 Executive Compensation Study as follows:

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The peer group used for benchmarking executive compensation needed to be updated to reflect a more size-appropriate group of companies, which resulted in the Committee’s approval of the revised Peer Group described above.

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Given that Columbia’s executive compensation programs had not yet been adjusted to reflect the recent West Coast acquisition, it was anticipated that current pay levels would be well below competitive levels for the new Peer Group.

•	Consistent with that expectation, executive compensation levels fell, in the aggregate, into the lowest quartile of the Peer Group for every component other than retirement.

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Compared with its Peer Group, the current mix of compensation provided to Columbia’s executives was weighted more towards retirement benefits and less towards performance based pay which was consistent with practices found in bank holding companies of Columbia’s former peer group.

•	Consistent with its Peer Group, Columbia’s executive compensation needed to have a higher percentage of performance – based incentive compensation.

Based on the 2013 Executive Compensation Study, and in consideration of historical executive compensation practices at Columbia, the Committee took the following actions:

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Worked with Pearl Meyer to develop a long term incentive strategy and framework for Columbia’s executive officers, specifically focused on potentially introducing performance-vested share grants into future long term incentive awards.

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In September 2013, the Board, upon recommendation of the Committee, approved a 15.8% base salary adjustment for Ms. Dressel and upon the recommendation of Ms. Dressel, the Committee approved a 14.9% base salary adjustment for Mr. McDonald and a 19.1% adjustment for Mr. Stein. These base salary adjustments became effective October 1st. Even with these adjustments, the base salaries for these executive officers remain significantly below the Company’s Peer Group median.

The Committee recognizes that Columbia’s current executive compensation programs have not yet been fully adjusted to reflect the recent acquisition of West Coast. Future adjustments to the amount and form of compensation adjustments for the Chief Executive Officer and the other executives will take such peer group comparisons into consideration, however, to the extent such adjustments are made, they will be done in a thoughtful manner and at a measured pace.

Role and Relationship of the Compensation Consultant

The Personnel and Compensation Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. The Committee has direct access to outside advisors and consultants throughout the year.

As noted above, in 2013, the Committee retained the services of Pearl Meyer to conduct a study of the Company’s executive compensation compared to a peer group comprised of other publicly traded financial services companies. Pearl Meyer’s services included conducting peer group analysis and benchmarking studies and establishing compensation guidelines. Pearl Meyer was engaged directly by the Committee and reported directly to the Committee.

In addition, in late 2013 the Committee engaged Pearl Meyer to develop a preliminary long term incentive plan framework which included an overall review of the Current Equity Plan. Since most of the shares under the Current Equity Plan have been used, Pearl Meyer recommended to the Committee that the Company adopt a new equity plan and incorporate certain suggested changes, which, among other things, include adding performance-based compensation criteria. The 2014 Equity Plan will be presented to the shareholders for approval at the 2014 Annual Meeting. See “Proposal No. 2 – Approval of 2014 Stock Option and Equity Compensation Plan” below.

In light of new SEC rules and proposed NASDAQ listing standards, and consistent with the Committee’s Charter, the Committee will take the necessary actions to determine the independence of the compensation consultant when setting 2014 executive compensation.

Allocation Among Components

In allocating target compensation among various compensation elements, we believe that compensation for the Chief Executive Officer should be more heavily weighted toward performance-based elements, since the Chief Executive Officer has the greatest ability to influence the Company’s overall performance. The Committee believes that certain critical control positions, such as the Chief Financial Officer, Chief Operating Officer and, Chief Credit Officer should receive a relatively higher portion of their compensation in base salary, which is consistent with the compensation practices of our Peer Group.

2013 Allocation

The following table shows the allocations among various elements of total direct compensation resulting from the Committee’s decisions for 2013 total target compensation for Named Executives.

Executive Officer	Base Salary	Bonus Target	Equity Incentive Target	Total Direct Compensation
President and CEO	56%	28%	16%	100%
EVP and Chief Financial Officer	60%	24%	16%	100%
EVP and Chief Credit Officer	60%	24%	16%	100%
EVP and Human Resources Director	60%	24%	16%	100%

Key Elements

Our overall compensation program for executives currently consists of six key elements.

Base Salary. Salaries are used to provide a fixed amount of base compensation that is competitive with relevant organizations and internally consistent based upon each position’s scope of responsibilities. The salaries of the Named Executives are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. We consider Company financial performance and individual performance, qualifications, experience, and overall contribution to the organization when setting base salary levels.

Short-Term Bonus Compensation. Consistent with competitive practices, we believe executives should have a portion of targeted total compensation at risk, contingent upon performance against key metrics. We believe it is important that executive incentives be based upon both the overall performance of the Company compared to key financial and operating performance metrics and individual performance. The variable annual bonus opportunity permits individual performance to be recognized and, through the Company financial and operating metrics and consideration applied to each executive, is based in significant part on the contribution made by the executive to our overall performance.

Long-Term Equity Incentives. Executive officers and other key management positions should have a meaningful portion of their competitive total compensation opportunity linked to shareholder return, which is directly tied to our long-term vision of growth, stability, asset quality and our commitment to a personalized banking approach. Long-term incentives take the form of equity awards that are intended to align the interests of the executive with those of our shareholders by tying value to the market value of the Company’s stock, and further serve to promote an executive’s continued service to the organization by vesting over a period of years (typically four years).

Retirement Benefits. We believe that a retirement plan for our executive officers is an important part of the total compensation package and provides a mechanism for attracting and retaining superior executives. Retirement benefits have historically been provided through two programs: a retirement plan that provides lifetime benefits (also known as Supplemental Executive Retirement Plans, or “SERPs”) and a long-term compensation plan (also known as “Unit Plans”). In 2013, the Unit Plans were frozen and replaced by SERPs. Both programs are described in greater detail below.

Severance and Change-in-Control Benefits. We provide severance and change-in-control benefits to executives that are payable in circumstances the Committee believes are appropriate and market-competitive. Change-in-control benefits are “double-trigger,” meaning they are payable only if the executive experiences a qualifying termination of employment in connection with a change-in-control of the Company.

General Employee Benefits. As with all of our employees, we strive to assist our executives in meeting their retirement income, health care, disability income, time-off and other needs through competitive, cost-effective, Company-sponsored programs that provide individuals with reasonable flexibility in the context of their individual circumstances.

The combination of these key elements enables us to reinforce our pay-for-performance philosophy, as well as strengthen our ability to attract and retain highly qualified executives. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, promotes creating long-term shareholder value, and helps us recruit and retain top executives.

Decisions regarding executive total compensation program design, and individual pay, are made in the context of the total compensation philosophy outlined above, including our financial performance. We believe that this approach best serves the interests of our shareholders. It enables us to meet the requirements of the highly competitive banking environment in which we operate, while compensating executive officers in a way that advances both the short-term and long-term interests of our shareholders.

Base Salary

Our goal is to provide base salary levels that reflect a combination of factors, including competitive pay levels relative to our Peer Group, the executives’ individual performance, the executives’ experience and tenure, and our overall annual budget (which takes into account Company financial performance).

Short-Term Cash Bonus Compensation

Short-term cash bonuses are used to drive and reward annual financial results and progress toward Company and individual strategic goals. The Company formerly applied a scorecard approach with pre-set performance targets. However, beginning in 2011, the Committee adopted a more balanced approach, with no predetermined formulas for determining bonus payouts, to provide a better framework for the Committee to exercise appropriate discretion while still measuring performance against key financial and operating metrics. Under this approach, the Committee evaluates the Company’s performance relative to both the annual business plan and to comparable financial institutions. For 2013 bonus award decisions, the Committee focused on the following key financial and operating results:

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Achieved strategic initiatives which exceeded expectations highlighted by the closing and integration of the West Coast acquisition. In addition to the acquisition, improved noninterest expense run rates enhanced Columbia’s operating leverage.

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Reported diluted earnings per common share increased $0.05 compared to the prior year due to the favorable impact resulting from the execution of the strategic initiatives referenced in the preceding bullet point.

•	Total shareholder return of 56% for 2013 outperformed both the KBW Regional Banking and S&P Bank Indexes.

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Columbia remained very well capitalized even while returning capital to shareholders through a 21% increase in regular dividends paid. Regular and special dividends paid in 2013 resulted in a total dividend payout ratio of 34%.

•	Columbia had record loan originations during 2013, exceeding $800 million.

•	Credit quality continued to improve; nonperforming assets to noncovered assets declined 22% during 2013.

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Columbia’s efficiency ratio improved from the prior year, declining from 69% to 66% in 2013 (See Form 10-K, Item 6, Selected Financial Data, footnote #2, for an explanation as to how efficiency ratio is calculated).

The Committee also compared the Company’s 2013 results to its Peer Group with metrics that reflect profitability, shareholder return, asset growth and capital management. Of the fifteen separate metrics reviewed, the Company’s results for 2013 placed it at or above the median in thirteen of the fifteen financial metrics reviewed.

Based on these 2013 results, the Peer Group comparison and the Committee’s subjective assessment of each individual executive’s performance, the Committee approved annual bonus awards to the Named Executives for 2013 as follows:

Melanie J. Dressel:	$350,000
Andrew L. McDonald:	120,000
Clint E. Stein:	120,000
Mark W. Nelson:	—
Kent L. Roberts:	—

The bonus award amounts for the two executive vice presidents were slightly above target levels which the Committee felt was appropriate based on the overall results as highlighted above. The Committee recommended, and the full Board approved, an above target bonus award for Ms. Dressel based on the results highlighted above and her outstanding strategic leadership. In particular, the Board noted Columbia’s total shareholder return compared to relevant bank indices and the improvement in core performance measures when comparing 2013 to 2012. This positive trend was directly attributable to Columbia’s ongoing strategic initiatives resulting in solid loan growth, improved credit quality metrics, increased levels of noninterest income, controlled expenses, and the continued integration of the West Coast acquisition.

Mr. Roberts retired in June, 2013 and Mr. Nelson retired in September, 2013.

Long-Term Equity Incentive Compensation

Our compensation philosophy is that executive officers and other key management should have a meaningful portion of their total compensation opportunity tied to shareholder return that is directly aligned with our long-term vision of growth and profitability. Our use of stock-based compensation is an important element of employee compensation that facilitates the alignment of management’s goals with the goals of the shareholders and furthers the retention of executive management and other key employees. Long-term equity incentive awards for Named Executives consist of restricted stock awards, which generally vest over a period of four years. Our use of stock-based compensation is based on the principles that:

•	stock-based compensation is an important element of executive pay;

•	Company and individual performance in the prior year are taken into account when equity compensation awards are granted;

•	awarding restricted shares that vest gradually over a period of time aids in retention of executive talent and is consistent with sound risk management practices; and

•	owning an interest in our stock is an important ingredient in forming the partnership of the employee with the goals of the organization and the shareholders.

In establishing award levels, we do not consider the equity ownership levels of the recipients or prior awards that are fully vested, because each equity award is awarded as an incentive to drive future shareholder return and to promote retention.

In determining the value of equity awards to executives, the Committee considers comparisons to peers. Additionally, however, the Committee also considers awards to executives compared to the level of equity awards offered to other Company employees. In 2013, giving equal weighting to both of these factors resulted in equity awards for Company executives that were below market levels as compared to our Peer Group.

In early 2013, the Compensation Committee engaged Pearl Meyer to develop a long term incentive strategy and framework for Columbia’s executive officers, specifically focused on potentially introducing performance-vested share grants into future long term incentive awards. The report from this engagement was presented to the Committee in February 2013. After reviewing the report the Committee determined to proceed currently with time-vested restricted stock grants consistent with prior practice. The Committee further concluded that the then impending acquisition of West Coast would likely have a material influence on the ultimate total compensation structure, including long term incentive strategy. Following completion of the West Coast acquisition, the Committee engaged Pearl Meyer to develop a new equity plan which was presented to the Committee in December 2013. The 2014 Equity Plan incorporates certain changes recommended by Pearl Meyer, including adding certain performance-based compensation criteria. See “Proposal No. 2 – Approval of 2014 Stock Option and Equity Compensation Plan” below.

Typically, annual grants to executives occur in February of each year. When appropriate, the Committee considers, on a discretionary basis, off-cycle grants in addition to regular annual grants. As an example, off-cycle grant modifications are considered upon retirement of key senior executives as a means for the Board to provide special recognition and appreciation for outstanding service to shareholders. In 2013, two instances of off-cycle grant modifications occurred involving Named Executives. In June 2013, the Board approved accelerating the vesting of 3,494 shares of an unvested Restricted Stock award for 6,650 shares previously granted to Mr. Roberts, in connection with his retirement from Columbia. In determining the size of this off-cycle, retirement grant award modification, the Board reviewed the number of restricted, unvested shares Mr. Roberts had remaining from prior years’ share awards (6,650 shares). A calculation was done to prorate the percentage of “vesting progress” on the unvested shares based on his June, 2013 retirement date using the standard four-year vesting schedule for prior annual awards. This calculation resulted in the modified award total of 3,494 shares. In September 2013, the Board approved accelerating the vesting of 5,641 shares of an unvested Restricted Stock award for 12,700 shares previously granted to Mr. Nelson, in connection with his retirement from Columbia. In determining the size of Mr. Nelson’s modified grant award, the Board used the same calculation described above with respect to Mr. Roberts.

Columbia does not coordinate the timing of equity award grants with the release of material non-public information. Equity award values are based on the closing market price of our stock on the date the Board approves the grant.

Policy for the Recovery of Incentive Compensation

We have adopted a policy for the recovery of incentive compensation under certain circumstances. Under this policy, the Company will recover incentive compensation awarded to current or former executive officers (during the preceding three years) if the Company restates its financial results due to material noncompliance with any financial reporting requirement under the securities laws, to the extent the original awards exceeded the amounts that would have been paid under the restated results.

Stock Ownership Guidelines

The Company has adopted stock ownership guidelines for its executive officers. The guidelines are intended to help closely align the financial interests of these officers with those of our shareholders. Officers are expected to make continuing progress towards compliance with the guidelines during a five-year period from their appointment as an executive officer.

The ownership guidelines are as follows: (1) senior executive officers (currently including the positions of Chief Executive Officer, President and Chief Operating Officer) have a required minimum ownership of approximately 28,000 shares; and (2) Executive Vice Presidents, Chief Credit Officer and Chief Financial Officer have a required minimum ownership of 21,000 shares. At year-end 2013, all such executive officers have exceeded the required minimum except for Mr. Stein, who was promoted to EVP and Chief Financial Officer in August, 2012. Mr. Stein is expected to meet the five year deadline specified in the guidelines. At the time of their respective retirements, both Mr. Nelson and Mr. Roberts had previously satisfied the minimum ownership requirement.

The Board has also approved stock ownership guidelines that require directors to achieve a stock ownership position of at least 7,000 shares within five years of joining the Board. As of year-end 2013, all directors owned shares of the Company’s stock. At year-end 2013, Mae Numata and Michelle Lantow, both of whom joined the Board in early 2012, and David Dietzler, who joined the Board in April 2013, have not yet met the ownership guidelines but are expected to within the five year deadline specified in the guidelines. All other directors have exceeded the ownership guidelines.

Retirement Benefits

We believe that a retirement plan for our executive officers is an important part of the total compensation package and provides a mechanism for attracting and retaining superior executives. We have not adopted a formal pension plan but, instead, have historically provided retirement benefits to our executives in the form of Supplemental Executive Retirement Plans (SERPs), Unit Plans, and a Deferred Compensation Plan.

In 2001, the Company implemented a SERP for certain executive officers to provide retirement benefits to those officers. The SERP provides a fixed lifetime annual retirement benefit, the amount of which declines to the extent the executive retires before normal retirement age. The SERPs serve a retention purpose by vesting over five years (ten years for Mr. Nelson), and by restricting the executive from working for a competitor during the benefit distribution period. A more detailed description of the SERPs is located in the section entitled “Post Employment and Termination Benefits” below. Columbia provided SERPs to Ms. Dressel and Mr. Nelson in 2001 and 2003, respectively.

Starting in 2004, the Company began using supplemental compensation arrangements, which we call “Unit Plans,” to provide retirement benefits for executive officers instead of SERPs. Like the SERPs, the Unit Plans served a retention purpose by vesting over five to ten years, and by restricting the executive from working for a competitor during the benefit distribution period. Between 2004 and 2012, we awarded three separate Unit Plans to Mr. McDonald, Executive Vice President and Chief Credit Officer, and a Unit Plan to Mr. Stein, Executive Vice President and Chief Financial Officer and Mr. Roberts, Executive Vice President and Director of Human Resources.

In 2013, the Committee approved offering SERPs to all of the Named Executives to replace the current Unit Plans. As a result, the Company entered into SERPs with each of Messrs. McDonald, Stein and Roberts and their respective Unit Plans were frozen at the then current rates. Their SERPs are generally the same as those of Ms. Dressel and Mr. Nelson, except their SERP’s vest over 20 years of service instead of five or ten as was the case for Ms. Dressel and Mr. Nelson (such shorter vesting period also serving as an “entrepreneurial reward” to recognize the contributions of executive officers who helped found and build Columbia in its initial years of existence). In addition, the SERPs for Messrs. McDonald, Stein and Roberts provide that amounts drawn under their SERP’s will be reduced by the amount that is attributable to each respective Unit Plan. This approach will provide these executives with a retirement benefit that is consistent with Columbia’s compensation philosophy while optimally leveraging the expense already incurred in funding the Unit Plans. A more detailed description and discussion regarding payments under the SERPs and Unit Plans for Messrs. McDonald, Stein and Roberts is set forth under “Post Employment and Termination Benefits” below.

Executive Deferred Compensation Plan. As more fully described under “Post Employment and Termination Benefits” below, we also provide non-employee directors and highly-compensated employees (as defined by IRS rules) with the opportunity to defer compensation because their participation in our 401(k) Plan is limited under federal income tax rules and we believe they should have other similar means of saving for retirement. Currently, interest paid on the participant deferrals is 3-month LIBOR (the “London Interbank Offered Rate”) plus 3.58%.

Executive Employment and Change-in-Control Agreements

Ms. Dressel serves as President and Chief Executive Officer of Columbia and Columbia Bank pursuant to an employment agreement entered into effective August 1, 2004, which is described in detail in the section entitled “Post Employment and Termination Benefits” below. We believe that an employment agreement helps protect the interests of our shareholders in a number of meaningful ways. First, it guarantees continuity of leadership through retention. Second, it contains a non-compete provision that remains in force for duration of the pay-out period. Third, and perhaps most importantly, through severance and change-in-control provisions the employment agreement reduces potential concerns from shareholders about the degree to which the Chief Executive Officer is affected by short-term prospects for continued employment when making key strategic, long-term decisions.

The Company has entered into change-in-control agreements with the Named Executives other than Ms. Dressel, which are described in detail in the section entitled “Post Employment and Termination Benefits.”

The change-in-control agreements contain provisions, similar to those in Ms. Dressel’s employment agreement, that require payments in the event of termination of employment related to a change-in-control. These arrangements are “double trigger,” meaning that because they provide payments only upon a termination of employment in connection with a change-in-control, no covered executive will receive payments due to a change-in-control alone.

Perquisites and Other Benefits

The Named Executives do not receive any perquisites or similar benefits such as Company-provided cars, car allowances, or country club memberships. Executives participate in other benefits to the same extent as other employees. These benefits include medical and dental insurance, disability insurance, and the Company’s 401(k) Plan.

The Company adopted a policy on luxury expenditures which we have elected to maintain in effect even though it is no longer required because the policy aligns with the Company’s executive compensation philosophy and is emblematic of our strong corporate governance culture. Since we do not offer perquisites to executives, adoption of the policy did not require us to limit or eliminate any element of executive compensation.

Impact of Tax Treatment of Compensation

The Committee and management have considered the accounting and tax impacts of various programs designed to balance the potential cost to the Company with the benefit/value to the executive. The Committee generally seeks to maximize deductibility of executive compensation under Internal Revenue Code (“Code”) Section 162(m) while retaining discretion to compensate executives in a manner commensurate with performance and the competitive market for executive talent. In this context, the Committee acts in a manner that, in its judgment, is in the best interests of the Company.

Compensation Tables

The following table shows compensation paid or accrued for the last three fiscal years to Columbia’s Chief Executive Officer, Chief Financial Officer and each of the other Named Executives, including two executives who would have been named in the table had they not retired during 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)(2)(3)	Bonus ($)	Stock Awards ($) (4)(5)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (7)	All Other Compensation ($) (8)	Total ($)
Melanie J. Dressel,	2013	$490,332	$350,000	$149,025	$340,764	$20,496	$1,350,617
President and Chief Executive Officer	2012	452,283	340,000	163,275	373,234	20,132	1,348,924
	2011	439,110	260,000	147,375	276,400	15,990	1,138,875

Andrew L. McDonald	2013	224,545	120,000	59,610	132,164	96,199	632,518
EVP, Chief Credit Officer	2012	209,998	88,500	65,310	1,118	78,273	443,199
	2011	203,340	86,000	58,950	0	65,923	414,213

Clint E. Stein,	2013	218,667	120,000	59,610	95,851	39,375	533,503
EVP, Chief Financial Officer	2012	174,667	80,000	54,425	669	33,076	342,837

Mark W. Nelson,	2013	210,082	0	139,333	663,757	20,472	1,003,644
EVP, Chief Operating Officer	2012	253,073	110,000	87,080	225,090	20,132	695,375
	2011	245,700	104,000	78,600	171,800	14,335	614,435

Kent L. Roberts, EVP,	2013	101,396	0	83,192	444,633	18,310	647,531
Director of Human Resources	2012	193,836	82,000	65,310	2,367	50,406	393,919
	2011	188,190	80,000	58,950	0	37,001	364,141

(1)	Amounts include discretionary contributions in 2013 under the “Deferred Compensation Plan” as follows: Ms. Dressel $18,000, Mr. Stein $23,200 and Mr. Nelson $3,780. The material terms of the “Deferred Compensation Plan” are described below.
(2)	Amount for Mr. Stein reflects his total compensation during 2012, including amounts received prior to his appointment as Executive Vice President and Chief Financial Officer in August 2012.
(3)	Amounts paid to Mr. Nelson and Mr. Roberts during 2013 represent their salary through their respective retirement dates of September 30, 2013 and June 30, 2013.
(4)	Represents the grant date fair value of the stock awards. The fair value of these awards was determined in accordance with the Compensation – Stock Compensation topic of the FASB ASC 718. Assumptions used to calculate these amounts are set forth in the footnotes to the Grants of Plan-Based Awards Table and in the notes to the Company’s audited financial statements for the fiscal year ended 2013, included in the Company’s accompanying Annual Report.
(5)	The fair market value of the restricted stock awards granted in 2013 to Ms. Dressel and Messrs. Stein and McDonald was based on the price of Columbia’s common stock at the close of business on February 27, 2013 ($19.87), the date in which the restricted awards were granted. The restricted stock awards vest 20% on the second anniversary of the date of grant, 30% on the third anniversary, and the remaining 50% vesting February 27, 2017. The material terms of the restricted stock awards are set forth below under “Equity Compensation.”

(6)	The stock awards granted to Messrs. Nelson and Roberts were granted on their respective retirement dates pursuant to the modification of restricted stock awards discussed above in the “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation.” The fair market value of the restricted stock awards granted to Messrs. Nelson and Roberts was based on the price of Columbia’s common stock at the close of business September 30, 2013 ($24.70) and June 28, 2013 ($23.81), their respective retirement dates and were fully vested at the time of grant.
(7)	Amount shown for Ms. Dressel includes $339,500 of change in the actuarial present value of accumulated benefit under the SERP, the material terms of which are described below under “Post Employment and Termination Benefits,” and $1,264 of above-market earnings on her deferred compensation account. The change in actuarial present value of the accumulated benefit under the SERP is a non-cash amount which can vary significantly from year-to-year based upon assumptions underlying the actuarial calculations. Assumptions such as discount rate and retirement age are reviewed annually by the Company and are intended to be individually appropriate.

Amount shown for Mr. McDonald includes $131,700 of change in the actuarial present value of projected benefit under the SERP, which he is not currently entitled to receive because such amounts are not fully vested, and $464 of above-market earnings on his deferred compensation account. The change in actuarial present value of the accumulated benefit under the SERP is a non-cash amount which can vary significantly from year-to-year based upon assumptions underlying the actuarial calculations. Assumptions such as discount rate and retirement age are reviewed annually by the Company and are intended to be individually appropriate.

Amount shown for Mr. Stein includes $95,500 of change in the actuarial present value of projected benefit under the SERP, which he is not currently entitled to receive because such amounts are not fully vested, and $351 of above-market earnings on his deferred compensation account. The change in actuarial present value of the accumulated benefit under the SERP is a non-cash amount which can vary significantly from year-to-year based upon assumptions underlying the actuarial calculations. Assumptions such as discount rate and retirement age are reviewed annually by the Company and are intended to be individually appropriate.

Amount shown for Mr. Nelson includes $633,300 of change in the actuarial present value of projected benefit under the SERP and $457 of above-market earnings on his deferred compensation account. The change in actuarial present value of the accumulated benefit under the SERP is a non-cash amount which can vary significantly from year-to-year based upon assumptions underlying the actuarial calculations. Assumptions such as discount rate and retirement age are reviewed annually by the Company and are intended to be individually appropriate. Mr. Nelson began receiving benefit payments from the SERP in March 2014 as described in the notes following the tables “2013 Pension Benefits” below.

Amount shown for Mr. Roberts includes $443,600 of change in the actuarial present value of projected benefit under the SERP and $1,033 of above-market earnings on his deferred compensation account. The change in actuarial present value of the accumulated benefit under the SERP is a non-cash amount which can vary significantly from year-to-year based upon assumptions underlying the actuarial calculations. Assumptions such as discount rate and retirement age are reviewed annually by the Company and are intended to be individually appropriate. Mr. Roberts began receiving benefit payments from the SERP in January 2014 as described in the notes following the tables “2013 Pension Benefits” below.

(8)	Amount shown for Ms. Dressel includes $7,650 in 401(k) plan matching contributions, $12,750 in Deferred Compensation Plan discretionary contributions, and $96 in group term life insurance premiums.

Amount shown for Mr. McDonald includes $7,650 in 401(k) plan matching contributions, $12,750 in Deferred Compensation Plan discretionary contributions, $1,577 in split dollar life insurance premiums, $96 in group term life insurance premiums, and $74,126 in Company contributions to his supplemental retirement benefit plan.

Amount shown for Mr. Stein includes $7,650 in 401(k) plan matching contributions, $12,750 in Deferred Compensation Plan discretionary contributions, $285 in split dollar life insurance premiums, $111 in group term life insurance premiums, and $18,579 in Company contributions to his supplemental retirement benefit plan.

Amount shown for Mr. Nelson includes $7,650 in 401(k) plan matching contributions, $12,750 in Deferred Compensation Plan discretionary contributions, and $72 in group term life insurance premiums through his retirement in September 3013.

Amount shown for Mr. Roberts includes $5,617 in 401(k) plan matching contributions, $9,195 in Deferred Compensation Plan discretionary contributions, $48 in group term life insurance premiums, and $3,450 in Company contributions to a supplemental retirement benefit plan through his retirement in June 2013.

Equity Compensation

Stock Option and Equity Compensation Plan. The Amended and Restated Stock Option and Equity Compensation Plan (the “Current Equity Plan”) is unlimited in duration and provides for the grant of restricted stock, incentive stock options, nonqualified stock options, restricted stock units and stock appreciation rights. All eligible employees and directors may participate in the Current Equity Plan. As of December 31, 2013, 526,795 shares are subject to granted but unexercised options and only 369,792 shares remain available for future grant. As described below under “Proposal No. 2 – Approval of 2014 Stock Option and Equity Compensation Plan,” our shareholders are being asked to approve a new equity plan, which will replace the Current Equity Plan. If shareholders approve Proposal No. 2, the Current Equity Plan will be frozen and no further awards will be granted under the plan. However, any unvested awards remaining under the Current Equity Plan will be governed by the terms of that plan.

2013 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards (2)

Melanie J. Dressel	2/27/2013	7,500	$149,025
Andrew L. McDonald	2/27/2013	3,000	59,610
Clint E. Stein	2/27/2013	3,000	59,610
Mark W. Nelson(3)	9/30/2013	5,641	139,333
Kent L. Roberts(4)	6/28/2013	3,494	83,192

(1)	The restricted stock awards for Ms. Dressel and Messrs. McDonald and Stein are held in escrow and become fully vested on February 27, 2017, subject to certain conditions, as discussed in the section “Equity Compensation – Stock Option and Equity Compensation Plan.”
(2)	The grant date fair value of the restricted stock awards for Ms. Dressel and Messrs. McDonald and Stein was based on the price of Columbia’s common stock at the close of business on February 27, 2013 ($19.87), the date on which the restricted stock awards were granted.
(3)	Mr. Nelson retired as EVP and Chief Operating Officer effective September 30, 2013. The award amount listed was a modified award granted at retirement, as described under “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” above. As stated in that description, the modified award was based on the prorated vesting progress of prior annual awards, including a regular annual award of 4,000 restricted shares made on February 27, 2013. The grant date fair value of the restricted stock award issued on September 30, 2013 was based on the price of Columbia’s common stock at the close of business on the day of grant ($24.70).

(4)	Mr. Roberts retired as EVP/Director of Human Resources effective June 28, 2013. The award amount listed was a modified award granted at retirement, as described under “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” above. As stated in that description, the modified award was based on the prorated vesting progress of prior annual awards. The grant date fair value of the restricted stock award issued on June 28, 2013 was based on the price of Columbia’s common stock at the close of business on the day of grant ($23.81).

2013 Option Exercises and Stock Vested

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Melanie J. Dressel	3,000	$83,730
	3,000	59,880
	1,500	30,540
Andrew L. McDonald	1,250	34,888
	1,250	24,950
	600	12,216
Clint E. Stein	1,000	19,960
	600	12,216
	400	8,144
Mark W. Nelson (2)	5,641	139,333
	2,000	39,920
	800	16,288
Kent L. Roberts (2)	3,494	83,192
	1,250	24,950

(1)	Value realized represents the fair market value of the shares at the date of vesting.
(2)	Mr. Nelson retired as EVP and Chief Operating Officer effective September 30, 2013 and Mr. Roberts retired as EVP/Director of Human Resources on June 28, 2013.

Outstanding Equity Awards at 2013 Fiscal Year-End

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Melanie J. Dressel	21,000	$577,290
Andrew L. McDonald	8,400	230,916
Clint E. Stein	8,100	222,669
Mark W. Nelson (3)	0	0
Kent L. Roberts (3)	0	0

(1)	Restricted stock awards are held in escrow and become fully vested on February 23, 2015, February 22, 2016 and February 27, 2017.
(2)	Based on the closing market price of $27.49 on December 31, 2013.
(3)	Mr. Nelson retired as EVP and Chief Operating Officer effective September 30, 2013 and Mr. Roberts retired as EVP/ Director of Human Resources on June 28, 2013.

Post Employment and Termination Benefits

The following is a discussion regarding the post-employment and termination arrangements currently in place for the Named Executives. The amounts are based on the maximum amounts that could be paid under these arrangements.

The following table provides information regarding nonqualified deferred compensation paid to the Named Executives during fiscal year 2013.

2013 Nonqualified Deferred Compensation

Name	Executive Contribution in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions (4)	Aggregate Balance at Last FYE ($)
Melanie J. Dressel	$18,000	$1,440	$11,440	$0	$313,690
Andrew L. McDonald	0	0	4,127	0	109,273
Clint E. Stein	23,200	1,856	3,341	0	97,418
Mark W. Nelson (3)	3,780	113	4,111	0	110,333
Kent L. Roberts (3)	0	0	9,192	0	243,368

(1)	Reflects amounts deferred in 2013 under the 401 Plus Plan, the terms of which are described below in the section “Post Employment and Termination Benefits – Deferred Compensation Plan.” These amounts are reflected in the salary column of the Salary Compensation Table.
(2)	The interest rate shall be equal to the three month LIBOR rate plus 3.58%. The Plan Administrator annually reviews the calculation of the rate of interest that is applied to the Deferred Compensation Account (the “DCA”) (the “Interest Crediting Rate”) for appropriateness. The Interest Crediting Rate is adjusted quarterly for fluctuations in the three-month LIBOR rate. Plan participants are notified of any adjustments to the Interest Crediting Rate.

On the last date of each month, the DCA maintained for each participant is credited with an amount equal to the product of (i) one-twelfth (1/12th) of the Interest Crediting Rate for the quarter in which such month occurs, times (ii) the average balance in the DCA for that month. The amount so credited is treated as a part of the credit balance of the DCA for all purposes of this Plan. As used herein, the average balance in a DCA for a month is equal to the quotient determined by dividing (i) the sum of the credit balance in the DCA at the close of business each day in the calendar month, by (ii) the number of days in such month.

(3)	Mr. Nelson retired as EVP and Chief Operating Officer effective September 30, 2013 and Mr. Roberts retired as EVP/Director of Human Resources on June 28, 2013.

Deferred Compensation Plan. In February 2004, the Board adopted a deferred compensation plan known as the 401 Plus Plan (the “EDCP”) for certain directors, a select group of senior management and key employees, as designated by resolution of the Board. The EDCP generally provides for the deferral of certain taxable income earned by participants in the EDCP. Non-employee directors may elect to have any portion, up to 100% of his or her director’s fees deferred. Designated officers or key employees may elect to defer annually under the EDCP up to 50% of his or her salary to be earned in the calendar year, and up to 100% of any cash bonuses.

Distribution Election Notice. At the time a participant first makes an election to defer covered compensation, he or she must deliver to the Company a signed “distribution election notice” in which he or she elects to receive distributions of the credit balance in his or her DCA in the form of either a single lump-sum payment or monthly installment payments over a period not to exceed 120 months. A participant may change such election from time to time; but if a distribution election notice is delivered to the Company less than 12 calendar months before the month in which distributions begin, such notice will not be effective and the Company will instead treat the distribution election notice that was last delivered to the Company before such 12 calendar month period as the effective notice.

Distributions Upon Retirement or Disability. The Company will distribute the credit balance in a DCA maintained for a participant at the time he or she retires or becomes disabled as either a single lump-sum or monthly installment payments, as elected by the participant. If the participant has elected a single lump-sum distribution, such distribution will be made within 90 days after the date that a participant retires or becomes disabled. If the participant has elected monthly installment payments, such distribution will be made on the first day of each month, beginning with the first day of the third month following the month in which a participant retires or becomes disabled and continuing until the full amount of the DCA maintained for the participant has been distributed. Until the DCA has been distributed in full, interest will continue to be credited to the DCA. The monthly installment payments will be in as nearly equal amounts as possible. Notwithstanding any contrary provisions of the Plan, if the participant dies after monthly installment payments of the credit balance in the DCA maintained for him or her have begun, then the remaining credit balance in the DCA will be distributed to his or her designated beneficiary in a single lump-sum within 30 days after the Company receives notice that participant has died.

Lump Sum Distributions Upon Termination of Employment Other Than Because of Death, Disability, or Retirement or if DCA is Less Than $25,000. Notwithstanding a participant’s election to receive a distribution of the credit balance in the DCA maintained for him or her in the form of monthly installment payments, such credit balance will be distributed to the participant in a single lump-sum within 90 days after the date on which he or she terminates his or her services or employment with the Company, if (i) such termination of services or employment is for any reason other than because he or she retires or becomes disabled, or (ii) if the credit balance of the DCA maintained for him or her does not exceed $25,000. If a participant’s services or employment with the Company is terminated because of his or her death, the credit balance in the participant’s DCA will be distributed to his or her designated beneficiary.

2013 Pension Benefits

Name	Plan Name (1)	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($) (3)
Melanie J. Dressel	SERP	21	$2,725,200	$0
Andrew L. McDonald	SERP	9	131,700	0
Clint E. Stein	SERP	8	95,500	0
Mark W. Nelson	SERP	11	2,004,300	0
Kent L. Roberts	SERP	6	443,600	0

(1)	Under the terms of the Supplemental Executive Retirement Plan (SERP), the terms of which are described below, executives must, in addition to other conditions, be fully vested, which requires that the executive be employed by Columbia for at least ten years, except for Mr. Roberts whose SERP provided that he became fully vested and eligible to receive benefits at age 62. Both Ms. Dressel and Mr. Nelson are 100% vested and Messrs. McDonald and Stein are 45% and 40% vested, respectively.
(2)	The estimated maximum annual retirement benefit payable under the SERP for the Named Executives upon attaining age 65 (62 for Mr. Roberts) is as follows: Ms. Dressel $294,688, Mr. McDonald $139,500, Mr. Stein $153,590, Mr. Nelson $138,070 and Mr. Roberts $37,084. Mr. Roberts began receiving payments from the SERP in January 2014.
(3)	The amount for Mr. Nelson of $138,070 reflects the initial benefit amount reduced by a factor of five percent for each year his benefit commenced prior to reaching age 65 (normal retirement under his SERP agreement). Since Mr. Nelson retired at age 62 his initial benefit was reduced by 15%.

Supplemental Executive Retirement Plan. Over the years, Columbia has implemented a supplemental executive retirement plan (SERP) for certain executive officers of Columbia to provide retirement benefits to those officers. The Plan was designed to provide lifetime retirement benefits equal to 60% of the average of the three highest years of salary with an annual two percent cost of living adjustment to benefit payments. The SERP is unsecured and unfunded and there are no plan assets. Columbia has purchased single premium Bank Owned Life Insurance (BOLI policies) on the lives of the executives and other officers and intends to use income from the BOLI policies to offset SERP benefit expenses. Columbia accrues a liability balance for plan participants using a FAS 715 accounting approach whereby costs are attributable to “prior service” with Columbia and the costs are amortized over the average working life of the group as a whole rather than tied to each individual’s employment duration. The SERP provides the executives with lifetime retirement benefits of a fixed initial maximum amount as described above.

Each SERP includes a number of restrictions on payment, including a requirement, subject to certain exceptions, that the executive attain age 65 (62 in the event of a change in control). The SERP includes a number of potential adjustments to the date on which retirement payments are initiated and to the amount of the executive’s benefit. These potential adjustments include provisions for early retirement at a reduced benefit amount, as was the case for Mr. Nelson, and a 2% annual inflation adjustment to benefit payments. Executives terminated pursuant to a change in control of Columbia, or disabled under any circumstances will be 100% vested, regardless of tenure. Other potential SERP adjustments include an elimination of benefits if the executive violates non-competition requirements or if the executive is terminated for cause or resigns voluntarily before achieving 100% vesting. The retirement benefits are funded from accruals to a benefit account during the participant’s employment. The amount of the accrual is determined annually. The executive attains vesting by years of service, vesting equally per year and becoming fully vested after five, ten or 20 years, based on the Named Executive.

As described below, the Company had previously entered into Unit Plans with each of Messrs. McDonald, Stein and Roberts in lieu of a SERP. In 2013, the Company entered into SERP’s with Messrs. McDonald, Stein and Roberts and the Unit Plans were frozen.

Mr. Roberts, who retired in June 2013 and qualified as a “Specified Employee” under the terms of IRC 409A, began receiving his SERP benefit payments in January 2014 following the delay in initial benefit payments prescribed by the terms of IRC 409A. Between January 2014 and April 2018 annual benefit payments made to Mr. Roberts under the SERP will be reduced by amount of annual benefit payments ($25,000) received under the Unit Plan (see section “Unit Plans”). After 2018, the entire amount of the annual benefit payment will come from the SERP. Mr. Nelson, who retired in September 2013 and qualified as a “Specified Employee” under the terms of IRC 409A, began receiving his SERP benefit payments in March 2014 following the delay in initial benefit payments prescribed the terms of IRC 409A.

Bank-Owned Life Insurance. The Company previously purchased $16,315,000 of Bank-Owned Life Insurance (“BOLI”) in order to offset the future expenses associated with the SERP. In 2013, the Bank purchased an additional $7.56MM to offset costs related to the incremental expenses realized by expanding the SERP program to include new participants. The income generated from the original BOLI purchase in 2001 and the income generated from the incremental BOLI purchase in 2013 is projected to, on a cumulative basis, fully offset the costs of the SERP program ongoing. This projection includes assumptions related to future BOLI policy performance, the bank’s cost of funds and discount rates applicable to the SERP program. Any excess revenue generated from the BOLI will be used to offset other employee benefit costs. BOLI is not a permissible bank investment but BOLI may be purchased in order to offset employee benefit expenses pursuant to the authority granted by the “Interagency Statement on the Purchase and Risk Management of Life Insurance,” dated December 7, 2004 and described for State-Chartered Federal Reserve member banks in Supervisory Letter SR 04-19.

Executive Employment Agreement. Ms. Dressel serves as President and Chief Executive Officer of Columbia and Columbia Bank pursuant to an employment agreement entered into effective August 1, 2004. The term of the employment agreement with Ms. Dressel is a rolling three-year term that provides for termination by either party through a notice of non-renewal submitted at least 60 days prior to the anniversary of the agreement.

Ms. Dressel’s employment agreement provides that if her employment is terminated without cause or if she resigns for good reason, then she will receive salary and benefits for the greater of two years or the balance of the contract term, a prorated portion of any incentive payment earned during the year of termination, and all forfeiture provisions regarding any outstanding restricted stock or other compensation agreements will lapse. The employment agreement also provides for certain benefits and payments if Ms. Dressel’s employment is terminated in connection with a change in control (as defined in the agreement). In such event, in addition to the continued benefits and payment of base salary described above (as well as the lapsing of any forfeiture provisions), the agreement provides that Ms. Dressel will receive an amount equal to two times any incentive payment she received during the year preceding her termination, and all of her stock awards will fully vest or any restrictions will be removed. In the event Ms. Dressel is terminated without cause, or she terminates for good reason, and within six months the Company publicly announces a change in control, upon closing of the change in control, the agreement provides that she will be entitled to receive the change in control payments set forth above, less any payments that she received as a termination payment.

Effective February 1, 2009, Ms. Dressel voluntarily agreed to an amendment to her employment agreement that provides that if the total payment and benefits to be received by her as a result of a termination of employment in connection with a change in control would be in an amount that would cause them to be a “parachute payment” within the meaning, of Section 280G of the Code, such payments will be reduced so that the total amount of such payments and benefits is $1 less than the amount constituting a parachute payment.

The table below shows the maximum amounts that could be paid to Ms. Dressel under her agreements, and (i) is based on her salary at December 31, 2013; and (ii) assumes the triggering event was December 31, 2013.

	Termination /Change in Control Payments – Melanie J. Dressel
	Death	Disability	Voluntary Termination For Good Reason	Termination w/o Cause	Termination due to CIC
Base salary (1)	$—	$—	$1,100,000	$1,100,000	$1,100,000
Targeted incentive bonus	—	—	—	—	275,000
Benefits payable under SERP (2)	—	294,688	235,750	294,688	279,954
Healthcare and other benefits	—	—	18,792	18,792	19,233
401(k) employer contribution	—	—	7,500	7,500	7,500
FMV of accelerated equity vesting (3)	577,290	577,290	577,290	577,290	577,290
Total	$577,290	$871,978	$1,939,332	$1,998,270	$2,258,977

(1)	Termination without Cause and Voluntary Termination for Good Reason; represents two times Ms. Dressel’s annual salary. Termination due to Change in Control; represents two times Ms. Dressel’s annual salary and targeted incentive bonus.
(2)	Represents maximum annual lifetime benefit payable and is subject to a 2% annual inflation adjustment.
(3)	For purposes of this table the fair market value of the accelerated vesting of equity awards is determined as being the difference between the Company’s December 31, 2013 closing stock price and the strike price of the accelerated equity awards. It is expected that in the event of a change in control, the per share settlement stock price would be substantially higher than that used in this table.

Change in Control Agreements. Columbia Bank has entered into change in control agreements with Andrew L. McDonald, Executive Vice President and Chief Credit Officer and Clint E. Stein, Executive Vice President and Chief Financial Officer.

The agreements contain provisions, similar to those contained in the employment agreement for Ms. Dressel discussed above, that require payments in the event of termination of employment related to a change in control. Under the terms of the agreements, following termination in connection with a change in control, the executives are entitled to (i) receive their base salary for terms of two years; (ii) accelerated vesting of options; and

(iii) removal of restrictions on any restricted stock or other restricted securities, subject to Federal securities laws. These agreements also contain a covenant that the executive will not compete with Columbia or any of its subsidiaries for up to two years after the commencement of severance benefit payments, unless payments of such severance benefits are waived by the executive.

Under the terms of the agreements, the executive’s severance benefit will be reduced as necessary to avoid application of Section 4999 of the Code. The terms of the agreements are five years unless otherwise extended in writing.

During 2013, the Company was also a party to change in control agreements with each of Kent L. Roberts, Executive Vice President and Director of Human Resources and Mark W. Nelson, Executive Vice President and Chief Operating Officer. Both of these agreements terminated at the time of their retirements in June and September 2013, respectively.

Unit Plans. Columbia previously entered into Unit Plans with each of Mr. McDonald (three plans, one each in 2004, 2006 and 2007) and Mr. Stein (in 2008). The plans were provided primarily to supplement retirement benefits in lieu of a SERP. Each separate Unit Plan provides that the executive will begin receiving a monthly payment beginning the first month following the tenth anniversary of each plan, based on an annual aggregate payment of $25,000 per year for ten years. In the event the executive’s employment is terminated by the Company without cause, or he is terminated due to disability, executive will be entitled to receive a payment based on the prorated portion of his term of employment, payable in monthly payments following the tenth anniversary of each plan. If executive leaves the employment of Columbia prior to expiration during the respective ten-year period, the entire amount is forfeited. Once receiving the benefit, there is a non-competition clause restricting the executive from working for a competitor.

In 2008, Columbia also entered into a Unit Plan with Mr. Roberts. The Unit Plan provides that Mr. Roberts would begin receiving a monthly payment beginning the first month following the fifth anniversary of the plan, based on an annual aggregate payment of $25,000 per year for five years. Once receiving the benefit, there is a non-competition clause restricting Mr. Roberts from working for a competitor. Mr. Roberts retired as Executive Vice President/Director of Human Resources effective June 30, 2013 and is fully vested and eligible to receive benefits under his Unit Plan.

As noted above, in 2013 the Company entered into a SERP with each of Messrs. McDonald, Stein and Roberts. Benefits under the Unit Plans were frozen at the then current levels. In the event any benefit payments due Messrs. McDonald, Stein or Roberts pursuant to their respective SERP plans are to be made simultaneously with payment amounts due them pursuant to their respective Unit Plans, then any SERP benefit payments will be reduced by amounts to be paid out from their Unit Plans. The reduced SERP benefit payment will be determined by deducting the amount of the Unit Plan payments from the scheduled SERP benefit payments. Once the Unit Plan benefit payments periods expire, retirement benefit payments under the SERP plan will no longer be reduced.

The tables below shows the maximum amounts that could be paid to Messrs. McDonald and Stein under their respective agreements, which are based on (i) the executive’s salary at December 31, 2013; and (ii) assumes the triggering event was December 31, 2013.

	Termination /Change in Control Payments – Andrew L. McDonald
	Death		Involuntary Termination without Cause or Disability		Disability		Involuntary Termination without Cause	Termination Due to CIC
Base salary	$—		$—		$—		$—	$500,000	(1)
Benefits payable under SERP/Unit Plan	—		52,500	(2)	317,168	(3)	—	871,224	(3)
Group Term Life Insurance	750,000	(4)	—		—		—	—
FMV of accelerated equity vesting	—		—		—		—	230,916	(5)
Total	$750,000		$52,500		$317,168		$0	$1,602,140

	Termination /Change in Control Payments – Clint E. Stein
	Death		Involuntary Termination without Cause or Disability		Disability		Involuntary Termination without Cause		Termination Due to CIC
Base salary	$—		$—		$—		$—		$500,000	(1)
Benefits payable under SERP/Unit Plan	—		15,000	(2)	283,330	(3)	24,598	(3)	431,220	(3)
Group Term Life Insurance	750,000	(4)	—		—		—		—
FMV of accelerated equity vesting	—		—		—		—		222,669	(5)
Total	$750,000		$15,000		$283,330		$24,598		$1,553,889

(1)	The amount for Messrs. McDonald and Stein represent two times each named executive’s annual base salary.
(2)	The amount shown for Messrs. McDonald and Stein represent annual benefits payable for a period of ten, ten, and five years, respectively, under their respective plans.
(3)	The amounts shown for Messrs. McDonald and Stein represents (i) a one-time lump sum payment in the event of disability or involuntary termination without cause; and (ii) the maximum amount payable based on the applicable percentage accelerated to be that which they would receive if they remained employed until normal retirement age, multiplied by the target benefit amount, paid out in a lump sum.
(4)	The amounts for Messrs. McDonald and Stein represent the amount that would be due to each executive’s named beneficiaries under a group term life insurance program that provides a benefit for employees equal to three times salary as of the date of death, payable by the insurance company.
(5)	For purposes of this table the fair market value of the accelerated vesting of equity awards is determined as being the difference between Columbia’s December 31, 2013 closing stock price and the strike price of the accelerated equity awards. It is expected that in the event of a change in control, the per share settlement stock price would be substantially higher than that used in this table.

Other Compensation Plans

Employee Stock Purchase Plan. We also maintain an Employee Stock Purchase Plan (the “ESPP”) that was adopted in 1995, and amended in 2000, 2006, 2009 and 2010. The ESPP allows eligible employees to purchase shares of Columbia common stock at 90% of the lower of the market price at either the beginning or the end of each six-month offering period by means of payroll deductions. At December 31, 2013, there were 575,912 shares available for purchase under the ESPP.

PROPOSAL NO. 2.

APPROVAL OF 2014 STOCK OPTION AND EQUITY COMPENSATION PLAN

Summary Description of the 2014 Stock Option and Equity Compensation Plan

The Board adopted the 2014 Stock Option and Equity Compensation Plan of Columbia Banking System, Inc. (the “2014 Plan”) on February 26, 2014. The 2014 Plan requires shareholder approval at the Annual Meeting to be implemented.

Purposes and Effects of the 2014 Plan

We have historically maintained a stock option plan for the benefit of our employees and directors. The Board believes that stock-based incentives are essential to attract and retain the services of individuals who are likely to make significant contributions to our success, to encourage ownership of our common stock by employees and directors, and to promote our success by providing both rewards for exceptional service and long-term incentives for future contributions to the Company. The Board believes that stock-based compensation is an important element to attract and retain the best people to help grow the Company and its earnings in a competitive marketplace.

The Board has adopted the 2014 Plan as the vehicle for making future awards of stock based incentive compensation to employees and directors of the Company and its affiliates. An additional purpose of the 2014 Plan is to allow for incentive-based compensation that is deductible under Section 162(m) of the Code (“Section 162(m)”). If approved, the 2014 Plan will serve as successor to Columbia’s Amended and Restated Stock Option and Equity Compensation Plan (the “Current Plan”). The Current Plan authorizes the issuance of 3,113,592 shares. As of the date of this Proxy Statement there are 526,795 unvested shares subject to granted options and equity awards and 369,792 shares remain available for future grant or issuance.

Up to 1,800,000 shares of the Company’s common stock will be authorized for issuance under the 2014 Plan, representing a percentage ratio of 3.5% of outstanding shares as of the Record Date.

The Board unanimously recommends that shareholders approve the 2014 Plan in order to allow the Company to continue to offer equity-based awards to employees and directors as part of its overall compensation package and be competitive in its marketplace.

Summary of the 2014 Plan

The following summary of the terms of the 2014 Plan is qualified in its entirety by reference to the text of the 2014 Plan, which is attached as Appendix A to this Proxy Statement.

Administration. The 2014 Plan will be administered by the Personnel and Compensation Committee (the “Committee”).

Eligibility. All employees and directors of the Company and its subsidiaries are eligible to participate in the 2014 Plan. For purposes of the following summary, an eligible person who has been granted an award under the 2014 Plan is referred to as a “Grantee.”

Duration. The 2014 Plan is unlimited in duration, although to the extent required by the Code, no Incentive Stock Option may be granted on a date that is more than 10 years from the date of the 2014 Plan or amendment increasing shares available under the 2014 Plan. The 2014 Plan may be terminated at any time by the Board.

Stock Available for Issuance Through the 2014 Plan. The 2014 Plan provides for a number of forms of stock-based compensation, as further described below. As proposed, up to 1,800,000 shares of the Company’s common stock will be authorized for issuance through the 2014 Plan.

Shares subject to an award that are not issued because the award is forfeited or cancelled will be returned and made available for further grant under the 2014 Plan. However, shares will not again be available for further grant in the case of shares that are (i) used to satisfy a withholding obligation of the Grantee, (ii) tendered to the Company to pay the exercise price or consideration required to be paid with respect to an award, or (iii) subject to a Stock Appreciation Right, to the extent the Stock Appreciation Right is exercised.

Re-pricing or Repurchase of Options and Stock Appreciation Rights. Except as otherwise required or permitted by the 2014 Plan, the exercise price of outstanding Options and Stock Appreciation Rights may not be changed, and the Company may not make an offer to purchase outstanding Options or Stock Appreciation Rights for cash, or exchange outstanding Options or Stock Appreciation Rights for other securities, at a time when the exercise price of the outstanding Options or Stock Appreciation Rights exceeds the Fair Market Value of the common stock covered by the Options or Stock Appreciation Rights, except with approval of the Company’s shareholders.

The 2014 Plan provides that the maximum number of shares of common stock subject to all equity-based awards to any one Grantee (other than a non-employee director) in a calendar year is 100,000 shares. The maximum number of shares of common stock subject to all awards to any non-employee director in a calendar year is 15,000.

Description of Awards Under the 2014 Plan. The Committee may award to eligible participants incentive stock options and nonqualified stock options; restricted shares; restricted stock units; stock appreciation rights; and cash awards. Under the 2014 Plan, the grant of a stock option, restricted share, restricted stock unit, stock appreciation right or cash award is referred to as an “Award.” The forms of such Awards are described in greater detail below.

Stock Options. Options granted under the 2014 Plan may include incentive stock options intended to meet the requirements of an “incentive stock option” as defined in Section 422 of the Code and “non-qualified options.”

The option price for each option granted under the 2014 Plan is determined by the Committee, but may not be less than 100% of the fair market value on the date of grant. “Fair market value” means the closing sale price of Columbia common stock as reported on the NASDAQ Global Select Market. The exercise price for shares purchased upon the exercise of an option must be paid in cash or such other consideration, including already owned shares of Columbia common stock, acceptable to the Committee.

The terms of options granted will be fixed by the Committee. No incentive stock option will be exercisable after 10 years from the date of grant. Each option is subject to a vesting schedule determined by the Committee. The 2014 Plan sets forth various expiration dates in the event of the termination of employment by an optionee.

Restricted Stock Awards. A Restricted Stock Award means a share of common stock issued to an employee or director that is subject to restrictions and conditions. The Restricted Stock Award is evidenced by a written agreement that contains terms and conditions consistent with those of the 2014 Plan. No cash or other consideration need be paid for shares of common stock subject to an Award, other than in the form of services performed under terms and conditions determined by the Committee. Certificates representing the Restricted Stock Award may be held in escrow. Shares of common stock that are part of a Restricted Stock Award will vest upon satisfying conditions determined by the Committee, including, for example, completing a specified number of years of service or attaining specified performance goals. Any portion of a Restricted Stock Award that is not vested because the specified objectives were not attained is forfeited. A Grantee holding a Restricted Stock Award (both vested and unvested) will have the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the shares subject to the Award.

Restricted Stock Unit. A Restricted Stock Unit means the right to receive common stock or a payment in cash in an amount equal to the fair market value of such common stock on the date of exercise of the right to receive payments under the Restricted Stock Unit. A Restricted Stock Unit is evidenced by a written agreement that contains terms and conditions consistent with those of the 2014 Plan. No cash or other consideration need be paid for shares of common stock subject to an Award, other than in the form of services performed under terms and conditions determined by the Committee.

The 2014 Plan provides that a Restricted Stock Unit may include a “Dividend Equivalent,” which is an amount equal to the total dollar value of all dividends declared by the Company on a share of its common stock between the date of grant of the Restricted Stock Unit and the date of exercise of such Restricted Stock Unit. A Restricted Stock Unit does not include a Dividend Equivalent unless the applicable Award agreement clearly specifies that it does. Aside from the possible inclusion of the Dividend Equivalent as described above, the holder of a Restricted Stock Unit will have none of the rights of a shareholder until such time as shares, if any, are actually issued. Any portion of an Award that is not vested because the specified objectives were not attained is forfeited.

Stock Appreciation Right. A Stock Appreciation Right means the right to receive payment in cash or common stock in an amount equal to the excess of the fair market value of the Company’s common stock on the date of exercise of the right to receive payments under the Stock Appreciation Right and the fair market value of the Company’s common stock on the date of grant. The Stock Appreciation exercise price shall never be less than the Fair Market Value of the underlying stock on the date the Stock Appreciation Right is granted. The Stock Appreciation Right is evidenced by a written agreement that contains terms and conditions consistent with those of the 2014 Plan.

Cash Awards. The Committee will also have the discretion to cash awards (a “Cash Award”) under the 2014 Plan upon such terms and conditions as it shall establish. Each Cash Award shall have a value as may be determined by the Committee. The Committee may establish performance goals in its discretion and determine payout in its discretion. The 2014 Plan provides that the maximum aggregate amount awarded or credited to any one Grantee (excluding non-employee directors, who are not eligible to receive cash awards) as a Cash Award in a calendar year may not exceed $2,000,000, determined as of the date of vesting or payout, as applicable.

Performance Criteria – General. The Committee may grant, if it elects to do so, Awards under the 2014 Plan to eligible participants that are subject to the attainment of specified performance measures and/or continuation of employment. The Committee will also have the discretion to reduce or increase the value of a performance-based award, except in the case of an Award that is intended to meet the requirements Section 162(m), in which case the Committee may only reduce such value.

Performance Criteria – Section 162(m). As described below under “Section 162(m),” the 2014 Plan is structured to provide for performance-based compensation that qualifies for deductibility under Section 162(m). For compensation to be deemed “performance-based” under Section 162(m), the performance goals must be based on one or more objective criteria approved by shareholders (the “Performance Goals”). The 2014 Plan provides that Performance Goals may be based on any one or more of the following: Return on equity, earnings per share, earnings (gross, net, pre-tax, post-tax); financial return ratios; efficiency ratios; gross profit; net profit after tax; operating revenue; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; return on capital; return on assets; return on average assets; return on average equity; return on total equity; return on total capital employed; net interest margin; debt load reduction; expense management; economic value added; stock price; capital; tangible book value; assets, asset quality level, charge offs, loan reserves, non-performing assets, Texas ratio; loans, deposits, growth of loans, deposits or assets; interest sensitivity gap levels, regulatory compliance, improvement of financial rating, gross premiums written, net premiums written, premiums earned, losses and loss expenses, underwriting and administrative expenses, achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.

Performance Goals may be based on the performance of the Company as a whole or of any one or more subsidiaries or business units of the Company or a subsidiary and may be measured relative to a peer group, an index or a business plan. Performance Goals may be different from Grantee to Grantee. For each Performance Goal designated by the Committee, as applicable to an Award, the Committee shall designate a specific objectively measurable target, schedule or threshold against which actual performance is to be measured for purpose of determining the amount of Vesting of an Award. A Performance Goal may be expressed in any form that the Committee determines, including, but not limited to: (i) percentage growth; (ii) absolute growth; (iii) cumulative growth; (iv) performance in relation to an index; (v) performance in relation to peer company performance; (vi) a designated absolute amount; or (vii) per share of common stock outstanding. A Performance Goal does not include the mere continuation of employment.

Section 162(m)

The Board of Directors believes that it is in the best interests of the Company and its shareholders to continue to provide for an equity incentive plan under which compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes, although the Company is not precluded in its discretion from granting awards in a manner that is not wholly or partially deductible. The 2014 Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid annually to an employee under the performance goal. With respect to the various types of awards under the 2014 Plan, each of these aspects is discussed above, and shareholder approval of the 2014 Plan will be deemed to constitute approval of each of these aspects of the 2014 Plan for purposes of the approval requirements of Section 162(m).

Federal Income Tax Consequences

Incentive Stock Options. Holders of incentive stock options incur no federal income tax (other than potential alternative minimum tax) on the grant or exercise of such options. When stock received upon exercise of an incentive stock option is sold at a gain, the holder incurs tax at capital gain rates, provided the stock is treated in its hands as a capital asset. The Company will generally not be entitled to a deduction for any amount relating to stock issued under an incentive stock option. The exercise price of incentive stock options may be no less than the fair market value of the common stock of Columbia at the time of grant.

Although there is no limit on the aggregate fair market value of stock that can be subject to an incentive stock option, to the extent the fair market value of stock (measured at the date of grant) with respect to which the option becomes exercisable for the first time during a calendar year exceeds $100,000, then the option shall be treated as a nonqualified stock option to the extent of the excess. For example, if an option that otherwise qualifies as an incentive stock option is granted in the current calendar year to acquire 20,000 shares at an exercise price of $10 per share (the fair market value of the stock at the time the option is granted) and the option can be exercised to acquire all 20,000 shares in the current calendar year, then the option will be treated as an incentive stock option with respect to 10,000 shares and a nonqualified stock option with respect to the remaining 10,000 shares. On the other hand, if the option is granted in the current calendar year, but it provides that it can be exercised to acquire 10,000 shares in the current calendar year and 10,000 shares in the following calendar year, then the option will be treated as an incentive stock option with respect to all 20,000 shares, even if the Grantee chooses to not exercise any part of the option in the current calendar year and instead waits until the following calendar year to exercise the option to acquire 20,000 shares.

Nonqualified Stock Options. The holder of a nonqualified stock option recognizes income subject to federal income tax on the date of exercise of such option. The holder is taxed on the excess of (i) the fair market value of the stock (measured on the date of exercise) acquired upon exercise of the option over (ii) the option exercise price. The income is taxable at ordinary income rates and the Company is entitled to a deduction for the amount included by the holder in income. The exercise price of nonqualified options granted under the 2014 Plan may be no less than the fair market value of the common stock of the Company at the time of grant.

Restricted Stock Awards. A Grantee of Restricted Stock will generally not be subject to federal income tax with respect to the stock at the time of grant if the stock is subject to a substantial risk of forfeiture. Instead, the Grantee is subject to federal income tax with respect to such stock in the taxable year in which the stock is transferable or is no longer subject to such substantial risk of forfeiture, whichever is applicable. The amount that the Grantee must include in gross income with respect to the restricted stock is the excess of the fair market value of the stock at the time it is transferable or no longer subject to a substantial risk of forfeiture, whichever is applicable, over the amount (if any) that was paid for the stock. In lieu of the foregoing, a Grantee of restricted stock can make a special election under Section 83(b) of the Code to include in gross income, for the taxable year in which the stock is granted, the excess of the fair market value of the stock at the time of grant over the amount (if any) paid for the stock. The Company is entitled to a deduction for the amount included by the Grantee in income, except as provided under “Section 162(m)” below.

Restricted Stock Units. The grant of a Restricted Stock Unit will result in no income to the Grantee or deduction for the Company until such time as payments are actually made to the Grantee under the Restricted Stock Unit. At the time the Company makes such payment, the Grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares, if any, plus cash transferred to the Grantee, except as provided under “Section 162(m)” below. Income tax withholding would be required.

Stock Appreciation Rights. The grant of a Stock Appreciation Right will result in no income to the Grantee or deduction for the Company until such time as payments are actually made to the Grantee under the Stock Appreciation Right. At the time the Company makes such payment, the Grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares, if any, plus cash transferred to the Grantee, except as provided under “Section 162(m)” below. Income tax withholding would be required.

Cash Awards. At the time the Company makes a payout pursuant to a Cash Award the Grantee will recognize ordinary income and the Company will be entitled to a deduction equal to the amount of such cash payment, except as provided under “Section 162(m)” below. Income tax withholding would be required.

Section 162(m). Under Section 162(m), compensation paid to executives in excess of $1,000,000 for any taxable year is not deductible unless an exemption from such rule exists. Compensation paid by the Company in excess of $1,000,000 for any taxable year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the chief financial officer) will generally be deductible by the Company for federal income tax purposes if it is based on the performance of the Company, is paid pursuant to a plan approved by shareholders of the Company, and meets certain other requirements as summarized above under “Summary of the 2014 Plan – Section 162(m).

Voting to Adopt the 2014 Plan

The affirmative vote of a majority of those shares present and entitled to vote is required to adopt the 2014 Plan. Brokers do not have discretion to cast a vote FOR the adoption of the 2014 Plan without your direction. Therefore, if your shares are in street name and you do not instruct your broker how to vote, your shares will not be voted on this proposal.

The Board of Directors unanimously recommends that you vote “FOR” the adoption of the 2014 Equity Plan as described above and attached to this Proxy Statement as Appendix A.

PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE

ON EXECUTIVE COMPENSATION

At the 2011 Annual Meeting, shareholders voted on an advisory (non-binding) vote on the frequency of a shareholder vote on executive compensation. As recommended by the Board of Directors the shareholders approved that an advisory (non-binding) vote to approve executive compensation should occur on an annual basis; as subsequently approved by the Board of Directors. In accordance with the vote of the shareholders and the Board of Directors, we are providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay program through the following non-binding resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as described in the Compensation Discussion & Analysis and the tabular disclosures regarding Named Executive compensation (together with the accompanying narrative disclosures) in this proxy statement.”

We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. Columbia’s compensation program is guided by the philosophy that total executive compensation should vary based on achievement of both individual and corporate goals and objectives, and should be focused on long-term strategies to build shareholder value. We invite you to consider the details of our executive compensation provided under “Executive Compensation – Compensation Discussion & Analysis” in this Proxy Statement. That section provides you with information about the structure of our executive compensation and the objectives that our compensation program is intended to achieve.

The compensation of our executives for 2013 is closely aligned with 2013 shareholder returns and Company financial performance. Columbia had strong financial results including significant increases in net income and shareholder return, and we successfully completed a significant initiative, the closing of our acquisition of West Coast. The compensation of our executives increased along with our strong performance and Columbia’s growth.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Personnel and Compensation Committee values the opinions that our shareholders express in their votes, and will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The proposal on the advisory (non-binding) vote to approve executive compensation requires the affirmative vote FOR of a majority of the shares present and voting on this matter.

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of executive officers as described in the Compensation Discussion and Analysis and the tabular disclosures regarding Named Executive compensation (together with the accompanying narrative disclosures) in this proxy statement.

MANAGEMENT

Executive Officers who are not Directors

The following table sets forth information with respect to the executive officers during 2013 who are not directors or nominees for director of Columbia, including employment history for the last five years. All executive officers are elected annually and serve at the discretion of the Board.

Name	Age	Position	Has Served as an Executive Officer of the Company since
Andrew L. McDonald (1)	54	Executive Vice President/Chief Credit Officer	2004
Clint E. Stein (2)	42	Executive Vice President and Chief Financial Officer	2012
Mark W. Nelson (3)	62	Former Executive Vice President/Chief Operating Officer	2002
Kent L. Roberts (4)	62	Former Executive Vice President/Human Resources	2007

(1)	Mr. McDonald joined Columbia Bank as an Executive Vice President and Chief Credit Officer in June 2004. Prior to joining Columbia Bank, Mr. McDonald was a Senior Vice President and Team Leader at U S Bank. Mr. McDonald’s experience in banking spans 20 years and includes senior credit officer positions with US Bank and West One Bank, as well as managing US Bank’s Media & Telecommunications group and South Puget Sound Commercial Banking group. Mr. McDonald previously held lending positions with Mellon Bank and Security Pacific.
(2)	Mr. Stein was appointed Executive Vice President and Chief Financial Officer of Columbia and Columbia Bank in August 2012. In May 2012, he was appointed as the acting Chief Financial Officer following the retirement of the former Chief Financial Officer. Mr. Stein joined Columbia in December 2005, when he assumed the role of Senior Vice President and Chief Accounting Officer. He is a Certified Public Accountant and has 20 years of banking, finance and accounting experience.
(3)	Mr. Nelson joined Columbia Bank as an Executive Vice President and Senior Credit Officer in October 2002, was appointed Chief Banking Officer in 2004, and was appointed a director of Bank of Astoria in 2005. During 2009, Mr. Nelson was promoted to Chief Operating Officer. Prior to joining Columbia Bank, Mr. Nelson was a Senior Vice President and Chief Lending Officer at Whidbey Island Bank. His previous 35 years of banking experience include serving in different senior management capacities with Evergreen Bank, Bank of America and Puget Sound National Bank. Mr. Nelson retired as Executive Vice President and Chief Operating Officer effective September 30, 2013.
(4)	Mr. Roberts joined Columbia Bank in December 2006 as Senior Vice President and Director of Human Resources. In April 2007, Mr. Roberts was promoted to Executive Vice President/Director of Human Resources. Prior to joining Columbia Bank, he served as Vice President of the Organizational Department at Bird’s Eye Foods. Mr. Roberts retired as Executive Vice President/Director of Human Resources effective June 30, 2013.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees charged to the Company by Deloitte & Touche, LLP (“Deloitte”), for audit services rendered in connection with the audited consolidated financial statements and reports for the 2013 and 2012 fiscal years and for other services rendered during the 2013 and 2012 fiscal years.

Fee Category	Fiscal 2013	% of Total	Fiscal 2012	% of Total

Audit Fees	$1,612,147	97.4%	$1,096,620	96.0%

Audit-Related Fees	0	0%	0	0%

Tax Fees	39,581	2.4%	41,595	3.7%

All Other Fees	3,935	0.2%	3,935	0.3%

Total Fees	$1,655,663	100%	$1,142,150	100%

Audit Fees. Consists of fees billed to Columbia for professional services rendered by Deloitte in connection with the audit of our financial statements included in Columbia’s 10-K, review of financial statements included in Columbia’s Form 10-Q’s, or services to Columbia in connection with statutory or regulatory filings or engagements, including comfort letters and consents.

Audit-Related Fees. Consists of acquisition audits and due diligence on mergers and acquisitions.

Tax Fees. Consists of tax compliance, tax advice, and tax consulting services.

All Other Fees. Consists of accounting research subscriptions.

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement Sarbanes-Oxley, as well as the American Institute of Certified Public Accountants.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The services performed by Deloitte in 2013 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy is reviewed annually and describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that Deloitte may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by Deloitte in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Services provided by Deloitte during the following year that are included in the Service List were pre-approved following the policies and procedures of the Audit Committee.

Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from Deloitte when time is of the essence.

The Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors makes the following report, which notwithstanding anything to the contrary set forth in any of Columbia’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Audit Committee consists of the directors listed below. The Board has determined that the membership of the Audit Committee meets the independence requirements as defined under the NASDAQ listing standards.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee is responsible for overseeing Columbia’s financial reporting processes on behalf of the Board. With respect to fiscal 2013 the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management, and management represented to the Audit Committee that Columbia’s consolidated financial statements were prepared in accordance with generally accepted accounting principles;

(2)	discussed with the independent accountants the matters required to be discussed by AS 16 (Communication with Audit Committees);

(3)	received from Deloitte the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte that firm’s independence;

(4)	discussed with Columbia’s internal and independent accountants the overall scope and plans for their respective audits;

(5)	met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Columbia’s internal controls, and the overall quality of Columbia’s financial reporting; and

Based on the review and discussions referred to in items (1) through (5) above, the Audit Committee has recommended to Columbia’s Board of Directors that the audited financial statements be included in Columbia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Audit Committee Members

John P. Folsom, Chairman

David A. Dietzler

Thomas M. Hulbert

S. Mae Fujita Numata

Daniel C. Regis

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP currently serves as our independent registered public accounting firm, and that firm conducted the audit of our financial statements since the fiscal year ended December 31, 2010. The Audit Committee has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm to conduct an audit of the financial statements for fiscal year 2014.

Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, upon the recommendation of the Audit Committee, the Board has determined to submit the selection of auditors to our shareholders for ratification. In the event our shareholders fail to ratify the appointment, the Audit Committee may reconsider whether to retain Deloitte & Touche LLP, and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s and its shareholders’ best interest.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to send reports of their ownership of our stock to the Securities and Exchange Commission. We believe that all Section 16(a) filing requirements that apply to our directors and executive officers were complied with for the fiscal year ended December 31, 2013 with the exception of one late Form 4 for Mr. Dietzler for Columbia stock he received in exchange for a West Coast restricted stock award in the merger. In making this disclosure we have relied solely on written representations of our directors and executive officers, and copies of the reports that they have filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions between Columbia or its affiliates and related persons (including directors and executive officers of Columbia and Columbia Bank, or their immediate family) must generally be approved by the Audit Committee, in accordance with the policies and procedures set forth in the policy governing Related Persons Transactions adopted by the Board of Directors. Under the Related Persons Transaction Policy, a transaction between a “related person” will be consummated only if the Audit Committee, or a majority of the disinterested independent members of the Board, approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

During 2013 certain directors and executive officers of Columbia and Columbia Bank, and their immediate family members, were customers of Columbia Bank, and it is anticipated that such individuals will continue to be customers of Columbia Bank in the future. All transactions between Columbia Bank and its executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company, and, in the opinion of management, did not involve more than the normal risk of collect ability or present other unfavorable features.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

Columbia’s Annual Report and Form 10-K for the year ended December 31, 2013 (which is not a part of Columbia’s proxy soliciting materials) is being mailed to Columbia’s shareholders with this proxy statement. Additional copies of the Annual Report and Form 10-K will be furnished to shareholders upon request to:

JoAnne Coy

VP, Corporate Communications

P. O. Box 2156, MS 3100

Tacoma, WA 98401-2156

Fax: (253)  272-2601

Delivery of Documents to Shareholders Sharing an Address

In some cases, only one copy of this proxy Statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written request, a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a shareholder may submit a written or oral request to the Corporate Secretary at the address and number written above. Additionally, any shareholders who are presently sharing an address and receiving multiple copies of either the proxy statement or the Annual Report and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.

WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

Appendix A

2014 STOCK OPTION AND EQUITY COMPENSATION PLAN

OF

COLUMBIA BANKING SYSTEM, INC.

1.	Purpose of the Plan

The purpose of the Plan is to attract and retain the most talented employees and directors available to serve in positions of responsibility with Columbia Banking System, Inc. and its subsidiaries, to provide them with both rewards for exceptional performance and long-term incentives for future contributions to it and its subsidiaries, and to align their interests with those of its shareholders so that they will exert maximum efforts to promote its growth and success for the ultimate benefit of all its shareholders.

2.	Definitions

As used herein, the following definitions shall apply:

a. “Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit (which may or may not include a Dividend Equivalent), Stock Appreciation Right or Cash Award under the Plan.

b. “Award Agreement” means a written agreement entered into by and between a Grantee and the Company setting forth terms and conditions relating to an Award granted to such Grantee. The agreement shall take such form, and contain such terms and conditions, as shall be determined from time to time by the Committee in its sole discretion.

c. “Cash Award” means an Award granted as described in Section 8 herein.

d. “Board” means the board of directors of the Company.

e. “Cause” means any of the following: (i) dishonesty in performing one’s duties to the Company or a Subsidiary, (ii) willful misconduct, or a willful failure to act, with the intent of injuring, or having the effect of injuring, the reputation, business or business relationships of the Company or a Subsidiary, or any of their officers, directors or employees; (iii) conviction of a felony or of any crime involving moral turpitude or that reflects unfavorably on the Company or a Subsidiary; (iv) willful or prolonged absence from work or failure for any reason to perform duties as an Employee or Director, unless excused by the Company or a Subsidiary, whichever is the entity for which services are performed; and (v) breach of any material terms of an employment or service agreement with the Company or a Subsidiary, including an Award Agreement.

f. “Change in Control” means the first to occur of the following events:

(i)	Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than two-thirds (2/3) of the total gross fair market value of all of the assets of the Company immediately before such acquisitions or acquisitions;

(ii)	One person, or more than one person acting as a group, acquires ownership of stock of Bank that, together with stock held by such person or group, constitutes more than two-thirds (2/3) of the total fair market value or total voting power of the stock of Bank;

(iii)	The date a majority of members of the Company’s Directors is replaced during any 12-month period by persons whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(iv)	A merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

g. “Code” means the Internal Revenue Code of 1986, as amended.

h. “Common Stock” means the no par value common stock of the Company.

i. “Committee” has the meaning given such term in Section 4.a.

j. “Company” means Columbia Banking System, Inc., a Washington corporation.

k. “Director” means a person elected or appointed as a member of the Board or the board of directors of a Subsidiary.

l. “Disability” has the meaning given to such term in Code Section 22(e)(3).

m. “Dividend Equivalent” means, with respect to a Restricted Stock Unit, an amount equal to the total dollar value of all dividends declared by the Company on or with respect to a share of Common Stock between the date of grant of the Restricted Stock Unit and the date of exercise of the Restricted Stock Unit. A Restricted Stock Unit does not include a Dividend Equivalent unless the Award Agreement for the Restricted Stock Unit clearly specifies that it does. Further, a Grantee shall have no right to receive payment of a Dividend Equivalent unless and until the Restricted Stock Unit that includes it Vests and is exercised as provided herein.

n. “Employee” means a person employed by the Company or a Subsidiary.

o. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

p. “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid price, if no sales were reported) as quoted on such exchange or system for such date (or, if such pricing information is not published for such date, the last date prior to such date for which pricing information is published), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)	If the Common Stock is regularly quoted by recognized securities dealers but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for such stock on such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and by taking into account such criteria and information as is required to comply with Code Section 409A.

q. “Grantee” means a person who has been granted an Award.

r. “Incentive Stock Option” means an Option that qualifies as an “incentive stock option,” as that term is defined in Code Section 422.

s. “Nonqualified Stock Option” means an Option, other than an Incentive Stock Option.

t. “Option” means a right granted under the Plan to purchase Common Stock. Options granted under this Plan may be either Incentive Stock Options or Nonqualified Stock Options, and the term means either or both, as the context requires. Each Award Agreement shall state whether an Option subject to the agreement is an Incentive Stock Option or a Nonqualified Stock Option.

u. “Plan” means this 2014 Stock Option and Equity Compensation Plan of Columbia Banking System, Inc., as amended from time to time.

v. “Restricted Stock” means a share of Common Stock, issued under the Plan that is subject to such restrictions and conditions as are set forth in the Plan and the related Award Agreement.

w. “Restricted Stock Unit” means a right granted under the Plan to receive a payment in cash or Common Stock, or a combination of both, as determined by the Committee, with a value equal to the sum of (i) the Fair Market Value, on the date of exercise of the right, of one share of Common Stock per Restricted Stock Unit, and (ii) the Dividend Equivalent, if the Award Agreement for the Restricted Stock Unit clearly specifies that it includes a Dividend Equivalent. If the Committee determines to settle payment in Common Stock, then it may pay cash in lieu of fractional shares.

x. “SEC” means the U.S. Securities and Exchange Commission.

y. “Shareholder-Employee” means an Employee who owns, at the time an Incentive Stock Option is granted, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary. For this purpose, the attribution of stock ownership rules of Code Section 424(d) shall apply.

z. “Stock Appreciation Right” means a right granted under the Plan to receive a payment in cash or Common Stock, or a combination of both, as determined by the Committee, with a value equal to the excess of (i) the Fair Market Value, on the date of exercise of the right, of one share of Common Stock per Stock Appreciation Right, over (ii) the Fair Market Value, on the date of grant of the right, of such share of Common Stock. Such Fair Market Value shall not be increased or otherwise adjusted because of dividends or other distributions paid at any time on or with respect to shares of Common Stock. In addition, the following shall apply to Stock Appreciation Rights: (1) Amounts payable under the Stock Appreciation Right shall not be greater than the excess of the Fair Market Value of Common Stock (disregarding lapse restrictions as defined in Treasury Regulations §1.83-3(i)) on the date the Stock Appreciation Right is granted over the Fair Market Value of the Common Stock (disregarding lapse restrictions as defined in Treasury Regulations §1.83-3(i)) on the date the Stock Appreciation Right is exercised, with respect to the number of shares fixed on or before the date of grant of the Stock Appreciation Right; (2) the Stock Appreciation Right exercise price shall never be less than the Fair Market Value of the underlying stock (disregarding lapse restrictions as defined in Treasury Regulations § 1.83-3(i)) on the date the Stock Appreciation Right is granted; (3) the Stock Appreciation Right shall not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Stock Appreciation Right, and (4) no Stock Appreciation Right shall be exercisable later than the 10th anniversary date of its grant.

aa. “Subsidiary” means, (i) in the case of an Incentive Stock Option, a corporation having a relationship with the Company described in Code Section 424(f), and (ii) in the case of any other type of Award, a corporation with which the Company is considered a single employer under Code Section 414(b).

bb. “Vest” means satisfaction in full of all conditions precedent, imposed by the Plan and the related Award Agreement, to a Grantee’s right to exercise an Option, to hold Restricted Stock free of any obligation to forfeit or retransfer the same to Bank or to receive payments under a Restricted Stock Unit, Stock Appreciation Right or Cash Award.

3.	Stock Subject to Plan and Maximum Awards

a. General. Subject to the adjustments provided in Section 18, the number of shares of Common Stock that may be made subject to Awards of all types shall be One Million Eight Hundred Thousand (1,800,000). The Company shall reserve such shares, to the extent that it deems appropriate from authorized but unissued shares of Common Stock and from shares of Common Stock that have been reacquired by it.

b. Share Counting. Shares of Common Stock that are made subject to an Award of Options, Restricted Stock, Restricted Stock Units (together with any Dividend Equivalent) or Stock Appreciation Rights that will or may be settled in stock shall be counted against the number of shares set forth in Section 3.a, unless and until the Grantee forfeits rights in the Award by failing to satisfy any condition to Vesting; and shares of Common Stock that are made subject to an Award of Restricted Stock Units (together with any Dividend Equivalent) or Stock Appreciation Rights shall not count against such number if, in either case, they are settled in cash. Any shares of Common Stock made subject to an Award shall again become available to be made subject to a new Award if the shares are not issued because the Award is forfeited or cancelled, but shares of Common Stock shall not again become available under Section 3.a to be made subject to an Award in the case of shares that are (i) used to satisfy a withholding obligation of the Grantee, (ii) tendered to the Company to pay the exercise price or consideration required to be paid with respect to an Award, and (iii) subject to a Stock Appreciation Right, to the extent the Stock Appreciation Right is exercised.

c. Maximum Awards. The maximum number of shares of Common Stock subject to all Awards other than Cash Awards granted to any one Grantee (other than a non-employee Director) in a calendar year is 100,000. The maximum number of shares of Common Stock subject to all Awards granted to any non-employee Director in a calendar year is 15,000. The maximum aggregate amount awarded or credited with respect to Cash Awards to any one Grantee (excluding non-employee Directors, who shall not be eligible to receive Cash Awards) in a calendar year may not exceed $2,000,000, determined as of the date of vesting or payout, as applicable.

4.	Administration of the Plan

a. The Committee. The power and authority to administer the Plan is vested in a committee (the “Committee”), which shall be selected by the Board and shall consist of at least two (2) Directors. Persons selected to the committee shall satisfy applicable independence criteria of the stock exchange or quotation system on which the Common Stock may then be listed or quoted, be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and be an “outside director” within the meaning of Section 162(m) of the Code. If the Committee does not exist or the Board, for any reason determined by it desires to directly administer the Plan, then the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Once appointed, the Committee shall continue to serve until otherwise directed by the Board.

b. Delegation of Responsibilities. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or quotation system, the Committee may delegate all or some of its power and authority to administer the Plan to one or more of its members, or to any other person or persons selected by it. The Committee may revoke such delegation at any time.

c. Reports. At least annually, the Committee shall present a written report to the Board setting forth the following information relating to Awards granted since the date of the last such report: The date or dates of each such Award; the type of each such Award; the number of shares subject to each such Award; the exercise price for shares of Common Stock subject to Awards; and the Fair Market Value of such shares on the date the Award is granted.

d. Powers of the Committee. Subject to the terms and conditions explicitly set forth in the Plan, the Committee shall have the authority and discretion to do the following:

(1)	determine the persons to whom Awards are to be granted, the times of grant, and the number of shares subject to each Award;

(2)	subject to the terms of this Plan, determine the exercise price for shares of Common Stock to be issued pursuant to the exercise of an Option; the purchase price, if any, of Restricted Stock; the Fair Market Value of Common Stock used to determine the amount required to be paid under a Restricted Stock Unit or Stock Appreciation Right; and whether a Restricted Stock Unit includes a Dividend Equivalent;

(3)	determine all other terms and conditions (which need not be identical between or among Grantees) of each Award;

(4)	modify or amend the terms of any Award previously granted, or grant substitute Options, subject to the provisions of Sections 16 and 21;

(5)	cancel or suspend Awards, subject to the provisions of Section 21;

(6)	interpret the Plan;

(7)	authorize any person or persons to execute and deliver Award Agreements, or to take any other actions deemed by the Committee to be necessary or appropriate, to effectuate the grant of Awards;

(8)	waive any conditions to Vesting; and

(9)	make all other determinations, and take all other actions that the Committee deems necessary or appropriate, to administer the Plan in accordance with its terms and conditions.

All decisions, determinations and interpretations of the Committee relating to the Plan and Awards shall be final and binding upon all persons, including all Grantees and any other persons interested in any Awards, unless otherwise expressly determined by a vote of a majority of the entire Board. No member of the Committee or the Board shall be liable to any person for any action or determination made in good faith with respect to the Plan or any Awards.

e. Section 16(b) Compliance and Bifurcation of Plan. It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, and the Plan shall be construed in favor of its so complying. If any Plan provision is determined to not comply with such Rule 16b-3, the provision shall be deemed null and void. Notwithstanding any contrary provisions of the Plan, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to participants who are officers and directors subject to Section 16(b) of the Exchange Act, without so restricting, limiting, or conditioning the use of such provision of the Plan with respect to other participants.

5.	Eligibility

All Employees and Directors are eligible to be selected to be granted an Award. Notwithstanding any contrary provisions of this Plan, a Director who is not also an Employee may not be selected to be granted an Incentive Stock Option.

6.	Granting of Awards

a. General. Only Employees and Directors selected by the Committee, in its sole discretion, shall be granted Awards. An Award may consist solely of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units (either including or not including a Dividend Equivalent), Stock Appreciation Rights or any combination of the foregoing. All Awards are subject to the terms and conditions of the Plan. Notwithstanding any actions taken by the Company in connection with the grant of an Award to any person, such person shall have no rights to or under such Award prior to the time he first performs services as an Employee or Director.

b. Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms and conditions of the Award. A person who is granted an Award shall have no rights under the Award unless and until such person duly executes and delivers to the Company an Award Agreement. An Award shall expire, and the Company shall have no further obligations with respect thereto, if the person does not so execute and deliver an Award Agreement within any period of time prescribed by the Company.

c. Consideration. The Committee shall determine the form and amount, if any, of consideration required to be paid by a Grantee with respect to an Award. Such consideration may take the form of cash, property, shares of Common Stock or services.

d. Arrangements to Cancel Restricted Stock. The Company may make such arrangements as it deems necessary or appropriate to hold shares of Restricted Stock in escrow until Grantee satisfies all conditions to Vesting and to automatically cancel such shares if Grantee fails to satisfy such conditions.

7.	Performance-Based Compensation

a. General. An Award that is intended to be “qualified performance-based compensation” within the meaning of Code Section 162(m) and U.S. Treasury Regulations issued thereunder shall be subject to the terms of this Section 7 and all other requirements imposed thereon by Code Section 162(m) and U.S. Treasury Regulations.

b. Establishment of Performance Goals. Awards subject to this Section 7 must Vest based solely on attaining one or more pre-established performance goals that are determined no later than ninety (90) days after the commencement of the period of service to which the performance goal relates; however, in no event will a performance goal be considered pre-established if it is established after twenty-five percent (25%) of the performance period has lapsed. Performance goals must be objective, meaning that a third party having knowledge of the relevant facts could determine whether the goal is met. The outcome of a performance goal must be substantially uncertain at the time it is established. The Committee shall have the authority to establish and administer performance goals, as described in Section 7.d, and to certify that the performance goals are attained.

c. Performance Goals. For purposes of this Section 7, performance goals may be based on any one or more of the following: Return on equity, earnings per share, earnings (gross, net, pre-tax, post-tax); financial return ratios; efficiency ratios; gross profit; net profit after tax; operating revenue; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; return on capital; return on assets; return on average assets; return on average equity; return on total equity; return on total capital employed; net interest margin; debt load reduction; expense management; economic value added; stock price; capital; tangible book value; assets, asset quality level, charge offs, loan reserves, non-performing assets, Texas ratio; loans, deposits, growth of loans, deposits or assets; interest sensitivity gap levels, regulatory compliance, improvement of financial rating, gross premiums written, net premiums written, premiums earned, losses and loss expenses, underwriting and administrative expenses, achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance goals may be based on the performance of the Company as a whole or of any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan. Performance goals may be different from Grantee to Grantee. For each performance goal designated by the Committee, as applicable to an Award, the Committee shall designate a specific measurable target, schedule or threshold against which actual performance is to be measured for purpose of determining the amount of Vesting of an Award. A performance goal may be expressed in any form that the Committee determines, including, but not limited to: (i) percentage growth; (ii) absolute growth; (iii) cumulative growth; (iv) performance in relation to an index; (v) performance in relation to peer company performance; (vi) a designated absolute amount; or (vii) per share of common stock outstanding. A performance goal does not include the mere continuation of employment.

d. Performance Periods. The performance period for Vesting of any Awards subject to this Section 7 may extend over one to five calendar years, and may overlap the performance period of another Award subject to this Section 7 that has been granted to the same Grantee.

e. Determination of Achievement of Performance Goals. Following the end of the performance period, the Committee shall determine the level of achievement of the performance goals for purposes of determining the Vesting of Awards subject to this Section 7, based on comparing actual performance against the vesting schedule. The Committee shall certify by resolution whether the performance Vesting determination has been determined in accordance with the provisions of this Plan and the applicable performance goals. The Committee may rely in part upon an analysis made by the Company’s internal auditor or other independent accounting or compensation consultants.

f. Partial Achievement. The terms of an Award may provide that partial achievement of the performance goals may result in a payment or Vesting based upon the degree of achievement.

g. Adjustments. No adjustment may be made with respect to a performance goal applicable to an Award that is subject to this Section 7, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance goals to be unsuitable, the Committee may modify such performance goals, in whole or in part, as the Committee deems appropriate. If a Grantee is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance goals or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance goals or change the applicable performance period; or (ii) cause to be made a cash payment to the Grantee in an amount determined by the Committee.

8.	Cash Awards

a. Grant of Cash Awards. Subject to the terms of this Plan, Cash Awards may be granted to Grantees in such amounts, and upon such terms, at any time and from time to time, as shall be determined by the Committee.

b. Value of Cash Awards. Each Cash Award shall have a value as may be determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value that will be paid out to the Grantee will depend on the extent to which the performance goals are met. Any Cash Award that is intended to be “qualified performance-based compensation” as described in Section 7.a above shall comply with the provisions of Section 7.

c. Earning of Cash Awards. Subject to the terms of this Plan, the holder of a Cash Award shall be entitled to receive payout on the number and value of Cash Awards earned by the Grantee, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

d. Form and Timing of Cash Awards. Payment of earned Cash Awards shall be as determined by the Committee and as evidenced by the applicable Award Agreement, which shall in any event be no later than as may be required under Section 409A of the Code.

9.	Vesting of Awards

The Committee may impose any terms and conditions on the Vesting of an Award that it determines to be appropriate, including requiring the Grantee to continue to provide services as an Employee or Director for a specified period of time or to meet performance goals established by the Committee. Such terms and conditions shall be set forth in an Award Agreement.

In the event of the death or Disability of a Grantee who at the time of his death or cessation of service due to Disability was an Employee or Director and who was an Employee or Director at all times since the date of grant of (i) a Restricted Stock Award, or (ii) a Restricted Stock Unit Award, then all shares of Restricted Stock and/or Restricted Stock Units, as the case may be, shall Vest upon such death or cessation of services due to Disability.

10.	Exercise and Settlement of Awards

a. Options. Grantee shall pay the full exercise price for shares of Common Stock purchased under an Option, at the time the Option is exercised, in cash or other consideration of comparable value deemed acceptable by the Committee (including by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee and valued at Fair Market Value as of the date of exercise), or in any combination thereof, as determined by the Committee. The Committee may permit a Grantee to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a portion of the shares of Common Stock sufficient to pay the exercise price) acquired upon exercise of the Option and remit to the Company the sale proceeds therefrom sufficient to pay the entire exercise price and any tax withholding resulting from such exercise.

b. Restricted Stock. The Company shall take such actions as it determines to be reasonably necessary to release Restricted Stock from forfeiture restrictions as soon as practicable after the Restricted Stock Vests.

c. Other Equity-Based Awards. The Company shall settle payment of any amounts due under a Restricted Stock Unit (together with any Dividend Equivalent that it includes) or Stock Appreciation Right upon exercise of such right by the Grantee; provided, however, that notwithstanding any contrary provisions of the Plan, Restricted Stock Units (together with any Dividend Equivalent that it includes) that become Vested shall be settled by payment of amounts owed thereunder on or before the later of (i) the date that is two and one-half (2 1/2) months after the end of the Grantee’s first taxable year in which such amounts are no longer subject to a substantial risk of forfeiture, or (ii) the date that is two and one-half (2 1/2) months after the end of the first taxable year of the person for whom the Grantee performed services in which such amounts are no longer subject to a substantial risk of forfeiture.

d. Cash Awards. Cash Awards shall be paid as described in Section 8 above.

11.	Terms Applicable to Options

a. Limit on Value of Options Granted. Subject to Section 3.c. above, any number of Options may be granted from time to time to a person eligible to receive the same hereunder, except that in the case of Incentive Stock Options the aggregate Fair Market Value (determined as of the date each Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by the Grantee in any one calendar year (under all incentive stock option plans of the Company and all Subsidiaries taken together) shall not exceed $100,000.

b. Exercise Price. The exercise price for shares of Common Stock subject to an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to an Employee who immediately before the grant of such Incentive Stock Option is a Shareholder-Employee, the Incentive Stock Option exercise price shall be at least 110% of the Fair Market Value of the Common Stock as of the date of grant of the Incentive Stock Option.

c. Term of Option. No Option granted under the Plan shall in any event be exercisable after the expiration of ten (10) years from the date such Option is granted; provided, however, that in the case an Incentive Stock Option granted to an Employee who immediately before such Incentive Stock Option is granted is a Shareholder-Employee, the term of such Incentive Stock Option shall be for not more than five (5) years from the date such Option is granted. Subject to the foregoing and other applicable provisions of the Plan, the Committee shall determine the term of each Option in its sole discretion.

d. Exercise During Lifetime of Grantee. During the lifetime of a Grantee, only the Grantee may exercise such Option.

12.	Termination of Employment or Directorship

a. Unvested Awards. Subject to the provisions of Section 9 above, a Grantee shall forfeit all rights in, to and under all Awards that have not Vested prior to the time the Grantee first ceases to be an Employee or Director. Such forfeiture shall occur without the need for further action by any person.

b. Vested Restricted Stock Units and Cash Awards. All Restricted Stock Units and Cash Awards that are Vested at the time a Grantee first ceases to be an Employee or Director shall be settled promptly following such event.

c. Vested Options and Stock Appreciation Rights. Options and Stock Appreciation Rights that are Vested at the time a Grantee first ceases to be an Employee or Director shall terminate on, if not exercised before, the earlier of (i) the same day of the third month after the date of termination of his status as an Employee or Director, or (ii) the expiration date of the Option or Stock Appreciation Right provided in the Award Agreement. Notwithstanding the immediately preceding sentence:

(i)	Upon the death of a Grantee who at the time of his death is an Employee or Director, and who has been an Employee or Director at all times since the date of grant of the Option or Stock Appreciation Right, all of such Grantee’s Options and Stock Appreciation Rights that are Vested at the time of his death shall terminate, and may no longer be exercised, on the earlier of (a) one year after such date of death or at such later date as the Committee may set, in is sole discretion; or (b) the expiration date of the Option or Stock Appreciation Right provided in the Award Agreement, except that if the expiration date should occur during the 90-day period immediately following the Grantee’s death, then the Option or Stock Appreciation Right shall terminate, and may no longer be exercised, at the end of such 90-day period. The Option or Stock Appreciation Right shall be exercisable at any time prior to such termination by the Grantee’s estate, or by any person or persons who acquire the right to exercise the Option or Stock Appreciation Right by bequest, inheritance or otherwise by reason of the death of the Grantee;

(ii)	If a Grantee ceases to be an Employee or Director at any time during the term of his or her Option or Stock Appreciation Right by reason of a Disability and the Grantee has been an Employee or Director at all times since the date of grant of the Option or Stock Appreciation Right, an Option or Stock Appreciation Right that is Vested at such time shall terminate, and may no longer be exercised, on the earlier of (i) one year after the date the Grantee ceases to be an Employee or Director, or (ii) the expiration date of the Option or Stock Appreciation Right provided in his or her Award Agreement;

(iii)	If a Grantee ceases to be an Employee or Director for Cause, then all Options and Stock Appreciation Rights that are Vested at such time shall terminate, and may no longer be exercised, immediately upon his or her ceasing to be an Employee or Director; and

(iv)	Nonqualified Stock Options and Stock Appreciation Rights granted to a person who is a Director but who ceases thereafter to be a Director (other than due to death or Disability) shall expire at such time as the Committee shall determine, but in no event more than six (6) months after the person ceases to be a Director, and shall otherwise be exercisable on such terms and conditions as the Committee shall determine.

d. Permitted Absences From Work. A person shall not be treated as ceasing to be an Employee or Director if the interruption of his or her services as such is caused by military leave, sick leave or any other bona fide leave of absence approved by the Company or a Subsidiary, whichever is the entity for which the person primarily performs services; provided, however, that in the case of Incentive Stock Options, the foregoing is subject to any restrictions of laws or regulations applicable to such Options.

13.	Compliance with Applicable Law

Shares of Common Stock shall not be issued pursuant to the Plan or any Award granted hereunder, unless the issuance and delivery of the shares will not violate, and can otherwise be done in a manner that complies with, the provisions of applicable law (including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act), and the rules regulations of any stock exchange or quotation system on which the Common Stock may then be listed or quoted. Issuance of shares of Common Stock is further subject to the approval of counsel for the Company with respect to such compliance.

14.	Tax Compliance

The Company, in its sole discretion, may take any actions that it deems to be necessary or advisable to comply with all tax reporting and withholding requirements applicable to Awards under applicable law, including, but not limited to, withholding or causing to be withheld from any form of compensation or other amount due a Grantee such amounts as the Company determines is required to be withheld.

15.	Non-Transferability

No Award or rights under an Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution if permitted herein. Shares of Restricted Stock may be sold, pledged, assigned, hypothecated, transferred, or disposed of only after such shares Vest.

16.	Change in Control

Except as otherwise provided in the Award Agreement, in the event of a Change in Control, then all Awards shall immediately Vest as of the date of the closing of such transaction, unless the Committee elects to Vest the Awards as of an earlier date. Notwithstanding the immediately preceding sentence, if the surviving, successor or acquiring corporation in the transaction (or its parent) agrees to replace Awards with rights to its shares that confer substantially the same benefits as those represented by the Awards, as determined by the Committee, then the Awards shall not Vest but shall be so replaced. The Committee shall notify each Grantee in writing of any action to Vest or replace Awards hereunder not less than twenty (20) days prior to the expected closing date of the transaction that prompts such action. Vested Awards that are not exercised by a Grantee at the time of closing of the Change in Control shall be settled, at the election of the Committee, either in cash or for the consideration provided to holders of Common Stock in the Change in Control transaction, based on what the Grantee would have received if he had in fact exercised the Award, with such adjustments as may be required to account for any consideration that the Grantee is required to pay on exercise.

17.	Rights as a Shareholder

No person shall have any rights as a shareholder by reason of an Award until and unless the Company actually issues and delivers shares of Common Stock to such person pursuant to the Award. In the case of Restricted Stock, the Grantee thereof shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to shares of Restricted Stock that are issued and delivered to the Grantee, until such shares are forfeited or reacquired by the Company in accordance with the terms of the Award.

18.	Adjustments on Change in Capitalization

Subject to any required action by the shareholders of the Company, the number of shares of Common Stock subject to Awards, the number of shares of Common Stock available for grants under additional Awards, the exercise price for shares of Common Stock specified in each outstanding Option, and the value of Common Stock used to determine amounts required to be paid under Restricted Stock Units (together with any Dividend Equivalent that it includes) and Stock Appreciation Rights shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares, the payment of any stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the

Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The Committee shall make such adjustments and its determination in that respect shall be final, binding and conclusive. No Incentive Stock Option shall be adjusted by the Committee pursuant to this Section 18 in a manner that causes the Incentive Stock Option to fail to continue to qualify as an “incentive stock option” within the meaning of Code Section 422. Except as otherwise expressly provided in this Section 18, no Grantee shall have any rights by reason of any stock split or other subdivision or consolidation of shares, any payment of a stock dividend, or any other increase or decrease in the number of such shares of Common Stock. Except as otherwise expressly provided in this Section 18, any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Award, and no adjustments in Awards shall be made by reason thereof. The grant of an Award shall not affect in any way the right or power of the Company to adjust, reclassify, reorganize or change its capital or business structure.

19.	Term of the Plan

The Plan shall become effective on the earlier of the date it is (i) adopted by the Board; or (ii) approved by the shareholders. Revisions and amendments to the Plan requiring the approval of shareholders of the Company, as described in Section 21, shall be effective when approved by the shareholders. Subject to Section 21, the Plan shall be unlimited in duration. In the event the Plan is terminated as provided in Section 21, it shall remain in effect with respect to any Awards granted under it that are outstanding at the time of such termination. Notwithstanding the foregoing provisions of this Section 19, to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten (10) years from the date the Plan (or amendment increasing shares available under the Plan) is adopted or, if earlier, the date the Plan (or amendment increasing shares available under the Plan) is last approved by shareholders, provided that the last approval by shareholders occur within 12 months before or after the date of last adoption.

20.	No Right to Employment

Neither the adoption of the Plan nor the granting of an Award shall (i) confer upon any person a right to be employed by or to provide services to the Company or any Subsidiary, or to continue such employment or service; or (ii) interfere in any way with the right of a person, or the right of the Company or a Subsidiary, to terminate such employment relationship or service at any time.

21.	Amendment or Early Termination of the Plan

a. Amendment or Early Termination. The Board may terminate the Plan at any time. The Board may amend the Plan from time to time in such respects as the Board deems advisable, except that, without proper approval of the shareholders of the Company, no such revision or amendment shall:

(1)	increase the number of shares of Common Stock subject to the Plan, other than in connection with an adjustment under Section 18; or

(2)	otherwise modify the Plan in a manner that would require shareholder approval under any applicable laws or regulations or the rules of any stock exchange or quotation system on which the Common Stock may then be listed or quoted.

Subject to the foregoing, it is specifically intended that the Board or Committee may amend the Plan without shareholder approval to comply with legal, regulatory, and stock exchange or quotation system requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement.

b. Modification and Amendment of Awards. The Board or Committee may modify or amend outstanding Awards granted under the Plan, provided, however that the modification or amendment shall not, without the consent of the Grantee, impair or diminish any of the Grantee’s rights or any of the obligations of the Company under such Award. Except as otherwise provided in this Plan, no outstanding Award shall be terminated without the consent of the Grantee. Unless the Grantee otherwise agrees, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be prospective only and shall be made in a manner that will not constitute a “modification,” as defined in Code Section 424(h), and will not cause such Incentive Stock Options to fail to qualify as “incentive stock options” under Code Section 422.

c. Re-pricing or Repurchase of Options and Stock Appreciation Rights. The exercise price of outstanding Options and Stock Appreciation Rights may not be changed, and the Company may not make an offer to purchase outstanding Options or Stock Appreciation Rights for cash or exchange outstanding Options or Stock Appreciation Rights for other securities, at a time when the exercise price of the outstanding Options or Stock Appreciation Rights exceeds the Fair Market Value of the Common Stock covered by the Options or Stock Appreciation Rights, except (i) with the approval of shareholders of the Company, or (ii) as otherwise required or permitted in the Plan.

22.	Nature of Awards

All Awards are unfunded and unsecured obligations of the Company. Any bookkeeping entries maintained by the Company with respect to Awards are merely for the convenience of the Company. The Company is not required to segregate any assets that may at any time represent an Award and no Grantee or other person shall have any rights or interests in any particular assets of the Company by reason of an Award. A Grantee is a mere general unsecured creditor of the Company with respect to an Award.

23.	IRC Section 409A

The provisions of this Plan are intended to comply with Section 409A of the Code , U.S. Treasury regulations issued thereunder, and related U.S. Internal Revenue Service guidance (“409A Rules”). Such provisions will be interpreted and applied in a manner consistent with the 409A Rules so that payments and benefits provided to Employee hereunder will not, to the greatest extent possible, be subject to taxation under such Section 409A. Notwithstanding any contrary provisions hereof, this Plan may be amended if and to the extent Bank determines that such amendment is necessary to comply with the 409A Rules.

24.	Construction of Certain Terms

The term “Section” or “Sections,” as used herein, shall mean a Section or Sections of this Plan, unless otherwise required by the context. As required by the context (i) the masculine form of words shall include the feminine, and vice-versa, and (ii) the singular form of words shall include the plural form, and vice-versa.

25.	Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Washington and applicable Federal law. Any reference in this Plan or in any Award Agreement to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

*  *  *  *  *

CERTIFICATE OF ADOPTION

I certify that the foregoing Plan was duly adopted by the Board of Directors of Columbia Banking System, Inc. on February 26, 2014 and duly approved by the shareholders of Columbia Banking System, Inc. on                     , 2014.

Cathleen Dent, Secretary

Columbia Banking System, Inc c/o Broadridge PO Box 1342 Brentwood, NY 11717

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		For	Against	Abstain
1a.	David A. Dietzler		☐	☐	☐
1b.	Melanie J. Dressel		☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
1c.	John P. Folsom		☐	☐	☐	2.	To approve the 2014 Stock Option and Equity Compensation Plan	☐	☐	☐
1d. 1e. 1f.	Frederick M. Goldberg Thomas M. Hulbert Michelle M. Lantow		☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	3.	To vote on an advisory (non-binding) resolution to approve the compensation of Columbia’s executive officers.	☐	☐	☐
						4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending 2014.	☐	☐	☐
1g.	S. Mae Fujita Numata		☐	☐	☐
1h.	Daniel C. Regis		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1i.	William T. Weyerhaeuser		☐	☐	☐
1j.	James M. Will		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

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COLUMBIA BANKING SYSTEM, INC. Annual Meeting of Shareholders April 23, 2014 1:00 PM This proxy is solicited by the Board of Directors
The undersigned shareholder of COLUMBIA BANKING SYSTEM, INC. (“Columbia”) hereby nominates, constitutes and appoints Melanie J. Dressel and William T. Weyerhaeuser, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and to vote all of the common stock of Columbia standing in my name and on its books on March 10, 2014, at the Annual Meeting of Shareholders to be held at the Hotel Murano, 1320 Broadway Plaza, Tacoma, Washington, 98402, on April 23, 2014, at 1:00 PM, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as shown on the reverse side.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the April 23, 2014 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED AND “FOR” PROPOSALS 2, 3 and 4.

Continued and to be signed on reverse side